                                                                     EXHIBIT (a)



                             AGREEMENT AND PLAN OF MERGER


    This AGREEMENT AND PLAN OF MERGER is dated as of May 17, 1997, by and among ADVANCED TECHNOLOGY MATERIALS, INC., a Delaware corporation ("Buyer"), WELK ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Buyer ("Buyer Sub"), ATMI HOLDINGS, INC., a Delaware corporation and wholly-owned subsidiary of Buyer ("Holdings") LAWRENCE SEMICONDUCTOR LABORATORIES, INC., an Arizona corporation ("LSL"), and LAWRENCE SEMICONDUCTOR LABORATORIES MARKETING AND SALES, INC., an Arizona corporation ("LSLMS"); LSL and LSLMS are referred to collectively as "Lawrence"; and all of the parties are referred to collectively as the "Companies". Buyer Sub and Lawrence are referred to collectively as the "Constituent Corporations" and individually as a "Constituent Corporation."

    Buyer and Holdings are parties to that certain Agreement and Plan of Merger and Exchange dated April 7, 1997, by and among Buyer, Holdings, Advanced Delivery & Chemical Systems Nevada, Inc., Advanced Delivery & Chemical Systems Manager, Inc., Advanced Delivery & Chemical Systems Holdings, LLC, Advanced Delivery & Chemical Systems Operating, LLC, and Advanced Delivery & Chemical Systems, Ltd. (the "ADCS Merger Agreement").

    In connection with the closing of the transactions contemplated by the ADCS Merger Agreement, inter alia (i) all of the outstanding shares of Buyer common stock, par value $.01 per share("Buyer Common Stock") will be converted into the right to receive a like number of shares of Holdings common stock, par value $.01 per share ("Holdings Common Stock"), and (ii) Buyer will become a wholly-owned subsidiary of Holdings.

    The respective Boards of Directors of the Companies deem it advisable and in the best interests of their respective shareholders that Buyer acquire Lawrence by the merger of Buyer Sub with and into Lawrence upon the terms and subject to the conditions set forth in this Agreement (the "Merger").

    The parties desire the Merger to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and for such transaction to be accounted for as a pooling of interests.

    In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

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                                      ARTICLE I
                                      THE MERGER


    1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (defined below) of the Merger, Buyer Sub shall be merged with and into Lawrence, with Lawrence being the surviving corporation in such Merger (the "Surviving Corporation"). The separate existence of Buyer Sub shall thereupon cease. The Merger shall have the effects set forth in Section 10-1106 of the Arizona Business Corporation Act (the "ABCA") and Section 259 of the Delaware General Corporation Law (the "DGCL"). Immediately following the Effective Time, the Surviving Corporation shall be a wholly-owned subsidiary of Buyer.

    1.2 Effective Time of the Merger. The Merger shall become effective upon the completion of the filing of properly executed Articles of Merger and a Plan of Merger with the Arizona Corporation Commission and the Secretary of State of the State of Delaware, which filing shall be made on the Closing Date (defined below) after satisfaction of the conditions set forth in Article VIII. When used in this Agreement, the term "Effective Time" shall mean the date and time at which such Articles of Merger and Plan of Merger are accepted as filed.


                                      ARTICLE II
                         BUYER AND THE SURVIVING CORPORATION


    2.1 Articles of Incorporation of the Surviving Corporation. The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Lawrence, as amended in connection with the Merger to read in its entirety (other than with respect to the name of the corporation) as the Certificate of Incorporation of Buyer Sub in effect immediately prior to the Effective Time, with such changes as Buyer may determine are necessary or proper to comply with Arizona law, until thereafter amended as provided by law.

    2.2 Bylaws of the Surviving Corporation. The Bylaws of the Surviving Corporation shall be the Bylaws of Lawrence, as amended in connection with the Merger to read in their entirety (other than with respect to the name of the corporation) as the Bylaws of Buyer Sub in effect immediately prior to the Effective Time, with such changes as Buyer may determine are necessary or proper to comply with Arizona law, until thereafter amended as provided by law.

    2.3    Directors and Officers of the Surviving Corporation.

           (a) The directors of Buyer Sub at the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

           (b) The officers of Buyer Sub at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until removed or until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.


                                     ARTICLE III
                                  EXCHANGE OF SHARES


    3.1 Disposition of Buyer Sub Shares; Lawrence Treasury Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

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           (a)     The shares of Buyer Sub common stock which shall be
outstanding immediately prior to the Effective Time shall be converted into a number of shares of common stock of the Surviving Corporation equal to the number of shares of common stock of Buyer Sub then outstanding.

           (b) Each share of common stock of Lawrence ("Lawrence Share") held in the treasury of Lawrence, if any, or by any subsidiary of Lawrence and each such Lawrence Share held by Buyer or any subsidiary of Buyer immediately prior to the Effective Time shall be canceled and retired and cease to exist, and no consideration shall be given in exchange therefor.

    3.2    Exchange of Lawrence Shares.

           (a) Each Lawrence Share outstanding immediately prior to the Effective Time (other than Lawrence Shares canceled as set forth in Subsection 3.1(b) above, if any) shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive in shares of Buyer Common Stock, valued at the Average Closing Price (defined in Section 3.9 below), an amount equal to that described in
Section 3.4 below divided by the number of Lawrence Shares outstanding immediately prior to the Effective Time (subject to adjustment as provided in Sections 3.4 and 3.5 and subject to reduction as provided in Article X and the Escrow Agreement), ninety-five percent (95%) of which amount prior to adjustment and reduction, if any (the "Preliminary Purchase Price Shares"), shall be issued to the holder thereof upon the surrender of the certificate formerly representing such Lawrence Share in accordance with this Section 3.2, and five percent (5%) of which amount prior to adjustment and reduction, if any (the "Indemnification Escrow Shares"), shall be held by the escrow agent (the "Escrow Agent") as provided for in Subsection 10.1(c) hereof.

           (b) Immediately following the Effective Time, each record holder (a "Shareholder") of any certificate or certificates which, immediately prior to the Effective Time, represented outstanding Lawrence Shares (the "Certificates") whose Lawrence Shares were converted into the right to receive a portion of the Purchase Price (defined below) shall be entitled to surrender his or its Certificates to Buyer for cancellation in exchange for the Shareholder's pro rata share of the Preliminary Purchase Price Shares, and Buyer hereby agrees to cause such Shareholder's pro rata share of the Preliminary Purchase Price Shares to be issued to such person at such time. If any Shareholder shall fail to surrender his or its Certificates promptly following the Effective Time, Buyer shall send to such Shareholder notice of the Merger and instructions for use in effecting the surrender of the Certificates in exchange for the Shareholder's pro rata share of the Purchase Price and the holder of such Certificates shall be entitled to receive in exchange therefor solely the Shareholder's pro rata share of the Purchase Price less any applicable stock transfer taxes, and such Certificates shall forthwith be canceled. No interest shall be paid or accrued for the benefit of holders of the Certificates on the consideration payable upon the surrender of the Certificates. It shall be a condition of exchange that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer.

           (c) From and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the Lawrence Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for exchange, they shall be canceled and exchanged for a pro rata share of the Preliminary Purchase Price Shares in accordance with the procedures set forth in this Section and Section 3.4.

           (d) At or prior to the Effective Time of the Merger, Buyer shall deliver irrevocably to the Escrow Agent certificates evidencing the Indemnification Escrow Shares, together with appropriate stock powers executed by each Shareholder. As provided in Article X hereof, the Indemnification Escrow Shares shall be held in escrow (the "Indemnification Escrow") by the Escrow Agent. Income, dividends and earnings therefrom shall become funds of the Indemnification Escrow to be disbursed as provided in Article X of this Agreement and in the Escrow Agreement.

           (e) Notwithstanding the foregoing, any Lawrence Shares issued and outstanding immediately prior to the Effective Time which are held by Shareholders who have not voted such shares in

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favor of the Merger and who have complied with all other relevant provisions of
Chapter 13 of the ABCA (the "Dissenting Shares") shall not be converted into shares of Buyer Common Stock in the manner contemplated by Section 3.2(a) above, and the rights of holders of the Dissenting Shares shall be governed by the provisions of Chapter 13 of the ABCA; provided, however, that Shareholders that own in the aggregate no greater than five percent (5%) of the issued and outstanding Lawrence Shares who have not voted such shares in favor of the Merger (the "Electing Shares") may elect, in lieu of following the provisions of Chapter 13 of the ABCA, to receive from Buyer the Average Closing Price for each share of Buyer Common Stock to which such Shareholder would have been entitled had such Shareholder voted in favor of the Merger. Lawrence agrees to notify its Shareholders in writing prior to the time the Merger is submitted to them for a vote at any Shareholders' meeting or otherwise, of the foregoing election. To be effective, such election must be made in writing to Lawrence and Buyer within five (5) days of the date of such Shareholder meeting or other submission for a vote.

           (f) Notwithstanding the foregoing, if the closing of the transactions contemplated by the ADCS Merger Agreement shall occur on or before the Effective Time, in lieu of Buyer Common Stock each Lawrence Share shall be converted into the right to receive Holdings Common Stock in the same ratio as such Lawrence Shares would have been converted into shares of Buyer Common Stock. In such event, all references to "Buyer Common Stock" in this Agreement (other than in Article IV) shall be deemed to be references to "Holdings Common Stock," unless the context clearly requires otherwise. The parties shall modify the ancillary agreements to be entered into as of the Effective Time as appropriate to reflect such change.

    3.3 No Further Rights in Lawrence Shares. All shares of Buyer Common Stock received by any Shareholder pursuant to this Agreement shall be deemed to have been delivered and received in full satisfaction of all rights pertaining to such Shareholder's Lawrence Shares. At the Effective Time, the holders of certificates representing outstanding Lawrence Shares shall cease to have any rights with respect to such shares (other than such rights as they may have as dissenting shareholders under the ABCA), and their sole right shall be to receive their pro rata share of the Purchase Price. Dissenting shareholders shall have the rights accorded by the ABCA.

    3.4 The Purchase Price. The aggregate merger consideration for all outstanding Lawrence Shares shall be that number of shares of Buyer Common Stock, valued at the Average Closing Price, having a value equal to Eighty Million Dollars ($80,000,000) (the "Closing Price") plus an amount (the Adjustment Amount, defined in Subsection 3.4(g) below), which may be a positive or a negative number, as determined below, minus the amount of Two Million Dollars ($2,000,000) required to be paid by LSL to Applied Materials, Inc. ("Applied") pursuant to LSL's settlement of its litigation with Applied (as described in Section 5.7 and Schedule 5.7), minus any amounts owed to LSL by any related parties as set forth in Schedule 5.26 and minus the cost to LSL of any payment required to be made by LSL prior to the Effective Time to any third party in connection with any other transaction contemplated by LSL, including any payment in the nature of a required "break-up" fee (the "Specified Amount"), subject to further reduction as provided in Article X and the Escrow Agreement ("Purchase Price").

           (a) Within sixty (60) days after the Effective Time, the Representative (defined in Subsection 3.6(a)(xix) below) shall cause to be delivered to Buyer a combined balance sheet of Lawrence as of the close of business at the Effective Time without inclusion of Lawrence Semiconductor Research Laboratories, Inc. ("LSRL") or Lawrence Semiconductor Investments, Inc. ("LSI") (the "Effective Time Balance Sheet") together with the related combined statements of income, shareholders' equity and cash flows for the time period from January 1, 1997 to the Effective Time (the "Related Effective Time Statements") audited by Lawrence's current independent accountants, which audit shall include a physical inventory that representatives of Buyer may observe. The Effective Time Balance Sheet and the Related Effective Time Statements shall be prepared in accordance with generally accepted accounting principles applied on a basis consistent with past practice, and the Effective Time Balance Sheet shall fairly present the assets and liabilities and financial condition of Lawrence at the Effective Time, including the tax savings to LSL as a result of the payment of the Specified Amount, but not including the actual amount of the Specified Amount. The reasonable cost of the audit pursuant to this Subsection 3.4(a) shall be borne by the Surviving Corporation. After the Effective Time, Buyer agrees to give the Representative and

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Lawrence's current accountants reasonable access to Lawrence's books and records and to make available to such parties such employees of Lawrence and the Surviving Corporation as may be reasonably necessary in connection with the preparation of the Effective Time Balance Sheet.

           (b) The Effective Time Balance Sheet shall become final and binding on Lawrence and Buyer thirty (30) days after its delivery to Buyer, unless Buyer or Representative gives written notice to the other of his or its disagreement with respect to any item included in such Effective Time Balance Sheet. During said thirty (30) day period, Representative, Buyer and Buyer's representatives shall be given reasonable access to all of the working papers of Lawrence's current independent accountants for the purpose of its review of the Effective Time Balance Sheet. The party making the objection shall notify the other party in writing by the end of such thirty (30) day period of any objection it may have to the Effective Time Balance Sheet, which objection shall identify the basis of such objection and any adjustments to the Effective Time Balance Sheet that it proposes be made (the "Proposed Adjustments").

           (c)     If written notice of objections to the Effective Time
Balance Sheet is given within the period specified in Subsection 3.4(b) above, the party receiving the notice shall notify the party proposing the Proposed Adjustment of his or its approval or disapproval of the Proposed Adjustments to the Effective Time Balance Sheet contained in such written objection within thirty (30) days of his or its receipt of such written objection. If the party receiving the notice shall fail to notify the party proposing the Proposed Adjustments in writing of his or its disapproval of the Proposed Adjustments within said thirty (30) day period, such Proposed Adjustments shall be made to the Effective Time Balance Sheet, and the Effective Time Balance Sheet, as so adjusted, shall be final and binding upon all parties. If Representative and Buyer cannot reach agreement with respect to the Proposed Adjustments and the objections thereto within thirty (30) days of the date of receipt of the notice of the Proposed Adjustments (or such longer period as may be acceptable to Buyer and Representative), Buyer and Representative shall submit the Proposed Adjustments in dispute to the Arbitrating Accountants (defined in Subsection 3.4(f) below) for resolution. The Arbitrating Accountants shall have no authority (i) to decide any issues related to the Effective Time Balance Sheet other than those issues expressly referred to them for arbitration pursuant to the terms hereof, or (ii) to determine that any disputed Proposed Adjustment shall be made in excess (negative or positive) of the amount originally proposed by Buyer or Representative.

           (d) If the parties submit a dispute to the Arbitrating Accountants, the parties shall instruct the Arbitrating Accountants to resolve the disputed Proposed Adjustments within thirty (30) business days after such Proposed Adjustments are submitted to them, and such resolution shall be final and binding upon all parties hereto. Upon such resolution, the adjustments to the Effective Time Balance Sheet determined by the Arbitrating Accountants shall be made and the Effective Time Balance Sheet, as so adjusted, shall be final and binding upon all parties.

           (e) The fees and expenses of the Arbitrating Accountants shall be paid by Buyer; provided that the portion of such fees and expenses equal to the lesser of (i) 100% or (ii) the percentage obtained by dividing (i) the aggregate dollar amount of the adjustments to the Effective Time Balance Sheet determined under Subsection 3.4(d) by (ii) the aggregate dollar amount of the disputed Proposed Adjustments shall be reimbursed to Buyer from the Indemnification Escrow. Representative shall have the right to retain legal counsel of its choosing with regard to any dispute over the Adjustment Amount (defined in Subsection 3.4(g) below), including Polese, Pietzsch, Williams & Nolan, P.A., and the costs and expenses of such representation shall be paid from the Adjustment Amount if that amount is a positive number and sufficient to so pay the costs and expenses, or otherwise from the Indemnification Escrow.

           (f) The "Arbitrating Accountants" shall be a "Big Six" accounting firm that is mutually agreed to by Buyer and Representative.

           (g) Upon the Effective Time Balance Sheet (including any adjustments) becoming final and binding on all parties as set forth above, the Adjustment Amount shall be determined by the Buyer. The "Adjustment Amount" shall equal the difference between (x) the Net Worth (defined below) as shown on the Effective Time Balance Sheet and (y) the Net Worth as shown on Lawrence's unaudited balance sheet at December 31, 1996 without inclusion of LSRL or LSI. "Net Worth" shall equal the amount

                                         -5-
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by which assets exceed liabilities. Buyer and Representative shall provide notice to the Shareholders of the Adjustment Amount and final Purchase Price within two (2) business days of such amounts becoming final.

    3.5 Adjustment of Purchase Price. If the Adjustment Amount is a positive number, ninety-five percent (95%) of such amount shall be paid by Buyer to Shareholders pro rata in shares of Buyer Common Stock valued at the Average Closing Price and five percent (5%) to Escrow Agent (the "Escrow Adjustment") by delivering appropriate certificates evidencing such shares within ten (10) business days of determination. If the Adjustment Amount is a negative number, it shall be paid to Buyer in shares of Buyer Common Stock valued at the Average Closing Price from the Indemnification Escrow within ten (10) business days of receipt of notice of determination.

    3.6 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Shipman & Goodwin LLP, One American Row, Hartford, Connecticut 06103, at 9:00 a.m., local time, on the third business day after the day on which all of the conditions set forth in
Article VIII hereof are satisfied or waived, or such other date, time and place as the Companies shall otherwise agree (the "Closing Date").

           (a)    At the Closing, Lawrence shall deliver to Buyer the following:

                   (i) Resolutions. Copies of resolutions of the Board of Directors of Lawrence certified by a Secretary, Assistant Secretary or other appropriate officer of Lawrence, plus certified copies of its Articles of Incorporation and Bylaws, as amended to date, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby and copies of resolutions of the Shareholders of Lawrence (or written consent in lieu thereof), certified by a Secretary, Assistant Secretary or other appropriate officer of Lawrence, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

                   (ii) Certificates, other than those held by any dissenting shareholder, duly endorsed in blank or accompanied by appropriate stock powers.

                   (iii) Resignations of certain officers and all directors of Lawrence effective as of the Effective Time, which Buyer shall request in writing prior to the Closing.

                   (iv) Opinion of Polese, Pietzsch, Williams & Nolan, P.A. in a form reasonably acceptable to Buyer.


                   (v)    The Noncompete Agreement called for by Section 7.7.

                   (vi)   The Consulting Agreement called for by Section 7.8.

                   (vii) Tax clearances from the Department of Economic Security and the Arizona Department of Revenue, and all other jurisdictions in which Lawrence has filed tax returns in the past three (3) years.

                   (viii) A certificate of good standing from the Arizona Corporation Commission.

                   (ix)   [Intentionally left blank]

                   (x) Releases substantially in the form of Exhibit 3.6(a)(x) hereto, executed by Lamonte H. Lawrence and each other officer of Lawrence, releasing Lawrence from any and all liabilities and obligations owed by Lawrence to him, including but not limited to those owed to him in his capacity as a director, officer, Shareholder and/or employee of Lawrence.

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                 (xi)    Written evidence satisfactory to Buyer that the
Shareholders and Lawrence have obtained all necessary governmental or other approvals for the Merger and the other transactions contemplated hereby.

                 (xii) Written evidence satisfactory to Buyer that all prior outstanding options to purchase any capital stock of Lawrence have been properly terminated.

                 (xiii) Each of the affiliates of Lawrence and Buyer shall have entered into an Affiliate Agreement substantially in the form of Exhibit 3.6(a)(xiii)-A (the "Affiliate Agreements"), and Tommy L. Thompson, Gerald W. McReynolds, and Barbara C. Freund shall have entered into Employment Agreements with the Surviving Corporation substantially in the form of Exhibit 3.6(a)(xiii)-B (the "Employment Agreements"). The existing employment agreements listed on Schedule 5.8(b) shall have been terminated effective as of the Closing.

                 (xiv) Written evidence satisfactory to Buyer that Lawrence and LSLMS have been merged in accordance with applicable law, with Lawrence as the surviving corporation, and that all consents and approvals necessary or appropriate for such merger have been obtained.

                 (xv) Written evidence satisfactory to Buyer that Lawrence has been reincorporated in Arizona in accordance with applicable law, and that all consents and approvals necessary or appropriate for such reincorporation have been obtained.

                 (xvi) A written amendment to the sublease of the Tempe facility which causes the economic terms of such sublease to reflect accurately Lawrence's current and intended future use of the Tempe facility, together with the written consent of LSRL as sublessor to the Merger.

                 (xvii) (A) All amounts currently outstanding under that certain Agreement by and among Lawrence, LSRL and LSLMS dated December 31, 1993 shall have been repaid in full or otherwise discharged in a manner satisfactory to Buyer, and such Agreement terminated with no further liability thereunder;
(B) all other amounts currently outstanding by and among Lawrence, LSRL, LSLMS and LSI shall have been repaid in full or otherwise discharged in a manner satisfactory to Buyer; and (c) all amounts currently outstanding and owed by Lamonte H. Lawrence to Lawrence and LSLMS or from Lawrence and LSLMS to Lamonte
H. Lawrence shall have been repaid in full or otherwise discharged in a manner satisfactory to Buyer. In lieu of repayment of the net amount contemplated by this Subsection 3.6(a)(xvii) in cash, the amounts may be satisfied by reducing the Purchase Price, as contemplated by the second "minus" clause in the first paragraph of this Section 3.4.

                 (xviii) Written releases of Lawrence and LSLMS from all further obligations under those agreements, instruments, documents, etc. identified prior to Closing by Buyer to which Lawrence and/or LSLMS are parties or which either or both has guaranteed but which provide the principal benefit to LSRL, LSI or Lamonte H. Lawrence.

                 (xix) Each Shareholder shall have executed and delivered an agreement and acknowledgment with respect to his or its liabilities and obligations under Article X, in form and substance satisfactory to Buyer and its counsel.

                 (xx) Each Shareholder shall have executed and delivered an irrevocable power of attorney coupled with an interest constituting and appointing Lamonte H. Lawrence (the "Representative") as his or its true and lawful agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated by this Agreement and the Escrow Agreement, to exercise all or any of the powers, authority and discretion conferred on him under any such agreement, to waive any terms and conditions of any such agreement, to give and receive notices on his or its behalf and to be his or its exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by any such agreement, including, without limitation, the defense, settlement or compromise of any claim, action or proceeding for which Buyer or any Indemnitee (defined in Subsection 10.1(b) below) may be entitled to indemnification, and the Representative shall have agreed to

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act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. The Representative shall not be liable for any action taken or not taken by him in connection with his obligations under such power of attorney
(i) with the consent of Shareholders who, as of the date of this Agreement, own a majority in number of the outstanding Lawrence Shares, or (ii) in the absence of his own gross negligence or willful misconduct. If the Representative is unable or unwilling to serve in such capacity, his successor shall be named by those persons holding a majority of the outstanding Lawrence Shares as of the Effective Time who shall serve and exercise the powers of the Representative.

                   (xxi) Such further instruments or documents as Buyer or Buyer Sub or their counsel may reasonably request to assure the full and effective completion of the Merger and to assure the effective carrying out of the transactions contemplated hereby.

           (b) At the Closing, Buyer shall deliver to Shareholders certificates evidencing the Preliminary Purchase Price Shares in accordance with
Section 3.2 hereof.

           (c) At the Closing, Buyer shall deliver to Escrow Agent certificates evidencing the Indemnification Escrow Shares, in accordance with
Section 3.2 hereof.

           (d) At the Closing, Buyer shall deliver to Lawrence the following:

                   (i) Copies of resolutions of Buyer and Buyer Sub certified by a Secretary, Assistant Secretary or other appropriate officer of Buyer and Buyer Sub, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

                   (ii) Opinion of Buyer's outside general counsel in a form reasonably acceptable to Lawrence.

                   (iii)  The Noncompete Agreement called for by Section 7.7.

                   (iv)   The Consulting Agreement called for by Section 7.8.

           (e) At the Closing, Buyer shall deliver to the Shareholders an executed Registration Rights Agreement, in the form of Exhibit 3.6(e). If
Section 3.2(f) shall apply, in lieu of the foregoing, Holdings shall deliver to the Shareholders an executed Registration Rights Agreement, in the form of
Exhibit 3.6(e) but substituting Holdings for Buyer as a party thereto.

    3.7 Supplementary Actions. If, at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either Constituent Corporation, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered on behalf of the Constituent Corporations, in the name of and on behalf of either Constituent Corporation as appropriate, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes and provisions of this Agreement.

    3.8 No Fractional Securities. No fractional shares of Buyer Common Stock shall be issuable by Buyer to any Shareholder in connection with the Merger. In lieu of any such fractional shares, each Shareholder who would otherwise have been entitled to receive a fraction of a share of Buyer Common Stock shall be entitled to receive instead an amount in cash equal to such fraction multiplied by the Average Closing Price.

    3.9    Average Closing Price.

           (a) The term "Average Closing Price" shall mean the average closing price of Buyer Common Stock on The Nasdaq National Market for each of the twenty (20) trading days preceding (and including) the third trading day prior to the date of Buyer's meeting of stockholders to approve the Merger; provided that (i) in the event that the Average Closing Price is greater than $21 per share, the Average Closing Price shall be deemed to be $21 per share; and (ii) in the event that the Average Closing Price is less than $17 per share, the Average Closing Price shall be deemed to be $17 per share.

           (b) All per share prices or amounts referred to in this Agreement shall be appropriately adjusted to reflect the effect of any stock splits, stock dividends, or similar transactions.

    3.10 Tax and Accounting Treatment. The parties intend that the Merger will be treated as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and a pooling of interests for accounting purposes.


                                      ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF BUYER


    4.1    Certain Definitions.

           As used in Articles IV and V, the following terms shall have the following meanings:

           (a) The term "Material Adverse Effect" with respect to any party hereto means any change or changes in, or effect or effects on, such party or any of its subsidiaries that, individually or in the aggregate (i) is materially adverse to the business, assets, or financial condition of such party and its subsidiaries taken as a whole or (ii) may materially and adversely affect the ability of such party to (A) operate or conduct its business substantially in the manner in which it is currently operated or conducted or (B) substantially perform its obligations hereunder and consummate the transactions contemplated hereby.

           (b) The word "subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership) or of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporations or other organizations is directly or indirectly owned or controlled by such party and/or by any one or more of the subsidiaries, excluding in the case of Lawrence, LSRL and LSI.

           (c) The term "Knowledge" with respect to Lawrence shall mean the actual knowledge of any of the persons set forth on Schedule 4.1(c) and with respect to Buyer shall mean the actual knowledge of Buyer's CEO and CFO, in each case after conducting reasonable inquiry.

    4.2 Buyer's and Buyer Sub's Representations and Warranties. Buyer and Buyer Sub each represents and warrants to Lawrence as follows and acknowledges that Lawrence is relying upon such representations and warranties in connection with the execution, delivery, and performance of this Agreement and the completion of the Merger, notwithstanding any investigation made by Lawrence or on its own behalf.

           (a) Each of Buyer and Buyer Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted and to own all of its properties and assets.

           (b) Each of Buyer and Buyer Sub has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Buyer and Buyer Sub and the consummation by each of Buyer and Buyer Sub of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of Buyer and Buyer Sub, and this Agreement and each of the transactions contemplated hereby has been approved by Buyer as the sole stockholder of Buyer Sub. No other corporate proceedings on the part of either Buyer or Buyer Sub are necessary to approve this Agreement or the transactions contemplated hereby, other than the approval of Buyer's stockholders and this Agreement constitutes the valid and binding obligation of Buyer and Buyer Sub, enforceable against each in accordance with its terms.

           (c) Except as set forth on Schedule 4.2(c) and except for applicable requirements of state or foreign laws relating to takeovers, federal and state securities or blue sky laws, filings with the Nasdaq Stock Market, Inc. and filing of Agreement of Merger under the ABCA and the DGCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Buyer or Buyer Sub of the transactions contemplated by this Agreement. Except as set forth on Schedule 4.2(c), neither the execution and delivery of this Agreement by Buyer or Buyer Sub, nor the consummation by Buyer or Buyer Sub of the transactions contemplated hereby, nor compliance by Buyer or Buyer Sub with any of the provisions hereof, will (i) result in any breach of the Certificate of Incorporation or Bylaws of Buyer or Buyer Sub, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Buyer or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer, any of its subsidiaries or any of their properties or assets, except in the case of clauses (ii) and (iii) for violations, breaches or defaults that would not have a Material Adverse Effect.

           (d) Buyer agrees that, for a period of at least one year following the Closing Date, the benefits provided under all Employee Benefit Programs (defined in Subsection 5.9(a) below), with respect to participants who are employed on the Closing Date, will be substantially similar to those provided immediately prior to the Closing Date, provided that substantially similar plans were provided by Buyer to its employees prior to the Effective Time.

           (e) Since November 23, 1993, Buyer has filed all forms, reports and documents with the Securities and Exchange Commission ("SEC") required to be filed by it pursuant to the federal securities laws and the rules and regulations of the SEC (the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") or the Securities Act of 1933 (the "Securities Act"), and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed SEC Document.

           (f) The authorized shares of capital stock of Buyer are as set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 1996. All the issued and outstanding shares of Buyer Common Stock are and, upon consummation of the transaction contemplated by this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. As of May 15, 1997, Buyer had 8,804,820 shares of Common Stock outstanding, outstanding options to purchase 1,142,806 shares of Buyer Common Stock under its option plans and 25,443 options available for issuance under such plans, and outstanding warrants to purchase 161,250 shares of Buyer Common Stock.

           (g) The audited consolidated balance sheets of Buyer and its subsidiaries at December 31, 1994, 1995, and 1996 and the statements of operations and changes in stockholders' equity and cash flows for the years ended December 31, 1994, 1995, and 1996, included in the SEC Documents (the "Buyer Financial Statements") fairly present the financial position and results of operations of Buyer and its subsidiaries as for the periods then ended and the financial position of Buyer and its subsidiaries at the dates thereof in accordance with generally accepted accounting principles. Buyer has maintained its books of account in accordance with applicable laws, rules and regulations of government authorities and with generally accepted accounting principles consistently applied, and such books of account are and, during the period covered by the Buyer Financial Statements, were correct and complete in all material respects, fairly and accurately reflect or reflected the income, expenses, assets and liabilities of Buyer, including the nature thereof and the transactions giving rise thereto, and provide or provided a fair and accurate basis for the preparation of the Buyer Financial Statements



           (h) Except as set forth in Schedule 4.2(h), neither the Buyer nor any subsidiary has, nor at the Closing will have, any liabilities or obligations, either absolute, accrued, contingent or otherwise, which individually or in the aggregate are material to the financial condition and business of the Buyer or any subsidiary and which (i) have not been reflected in the Buyer Financial Statements, (ii) have not been described in this Agreement or in any of the Schedules hereto, or (iii) have been incurred since December 31, 1996, other than in the ordinary course of its business consistent with past practices.

           (i) None of the information supplied or to be supplied by Buyer for inclusion or incorporation by reference in (i) any registration statement filed in connection with this Agreement will, at the time such registration statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) any proxy statement will, at the date mailed to stockholders and at the times of the meetings of Buyer's stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Any proxy statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, and any registration statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder, except that no representation is made by Buyer with respect to statements made therein based on information supplied by Lawrence or any Shareholder for inclusion in any registration statement or proxy statement.

           (j) Neither this Agreement nor any certificate or Schedule or other information furnished by or on behalf of Buyer pursuant to this Agreement contains any untrue statement of a material fact or, when this Agreement and such certificates, Schedules and other information are taken in their entirety, omits to state a material fact necessary to make the statements contained herein or therein not misleading.

           (k) Holdings was formed solely for the purpose of engaging in the transactions contemplated by the ADCS Merger Agreement and this Agreement. As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by the ADCS Merger Agreement and this Agreement, Holdings does not have and will not have incurred any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.


                                      ARTICLE V
                      REPRESENTATIONS AND WARRANTIES OF LAWRENCE


    Lawrence represents and warrants to Buyer and Buyer Sub as follows and acknowledges and confirms that Buyer and Buyer Sub are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement and the completion of the Merger, notwithstanding any investigation made by Buyer or Buyer Sub or on their behalf:

    5.1 Organization; Permits. Lawrence is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted and to own all of its properties and assets. True and complete copies of the Articles of Incorporation and Bylaws of Lawrence with all amendments and restatements thereto through the date hereof have been provided to Buyer prior to the date hereof. Lawrence is duly qualified as a foreign corporation to do business, and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect. Lawrence has all business licenses, permits and approvals necessary to conduct its business as presently conducted, except where the failure to have such permit or approval does not have a Material Adverse Effect. Lawrence conducts its business under the trade names and other assumed names set forth on Schedule 5.1.

    5.2 Capitalization; Shareholders. As of the date hereof, the authorized capital stock of Lawrence, the number and class of Lawrence Shares which are issued and outstanding, and all persons having record or beneficial ownership of shares of the capital stock of Lawrence or having any right to purchase, acquire or obtain any of the capital stock of Lawrence are as set forth on Schedule 5.2.
Schedule 5.2 also sets forth the foregoing information on a pro forma basis taking into account the merger of Lawrence and LSLMS. All of the issued and outstanding Lawrence Shares are validly issued, fully paid and nonassessable and not subject to any lien, charge or encumbrance, and were issued in compliance with applicable federal and state securities laws. Lawrence is not, and prior to the Effective Time will not become, a party to or subject to any contract or obligation wherein any person has a right or option to purchase or acquire any rights in any additional capital stock or other equity securities of Lawrence or any of its subsidiaries, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan. Lawrence does not hold or own, directly or indirectly, any capital stock of any other corporation, or have any direct or indirect equity or ownership interest in any association, partnership, joint venture or other entity. To Lawrence's Knowledge, no officer, director, or Shareholder of Lawrence would be unable to give the representation that none of the events or circumstances described in Rule 262 of Regulation A under the Securities Act have occurred.

    5.3 Authority Relative to this Agreement. Lawrence has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Lawrence and the consummation by Lawrence of the transactions contemplated hereby have been duly authorized by the Board of Directors of Lawrence, and no other corporate proceedings on the part of Lawrence are necessary to approve this Agreement or the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of Lawrence, enforceable against it in accordance with the Agreement's terms.

    5.4    Consents and Approvals; No Violations. Except as set forth on
Schedule 5.4 and except for applicable requirements of state or foreign laws relating to takeovers, state securities or blue sky laws, and filing of Agreement of Merger under the ABCA and the DGCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Lawrence of the transactions contemplated by this Agreement. Except as set forth on Schedule 5.4, neither the execution and delivery of this Agreement by Lawrence, nor the consummation by Lawrence of the transactions contemplated hereby, nor compliance by Lawrence with any of the provisions hereof, will (i) result in any breach of the Articles of Incorporation or Bylaws of Lawrence, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Lawrence is a party or by which it or any of its properties or assets may be bound or
(iii) violate any order, writ, injunction, decree, statute, rule, regulation or permit applicable to Lawrence or any of its properties or assets, except in the case of clauses (ii) and (iii) for violations, breaches or defaults that would not have a Material Adverse Effect.

    5.5 Financial Statements. Lawrence has furnished to Buyer Lawrence's audited combined financial statements (combined balance sheets, combined statements of income, combined statements of shareholders' equity and combined statements of cash flows) at and for each of the twelve-month periods ended December 31, 1993, December 31, 1994, December 31, 1995, and December 31, 1996, and the three-month period ended March 31, 1997, all restated so as to exclude LSRL and LSI (collectively, the "Lawrence Financial Statements"). Except as set forth on
Schedule 5.5, each of the balance sheets (including the related notes) included in the Lawrence Financial Statements fairly presents in all material respects the financial position of Lawrence as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present in all material respects the results of operations and cash flows of Lawrence for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the interim financial statements, to normal year-end adjustments and any other adjustments described therein and the absence of any notes thereto.

    5.6    Absence of Certain Changes or Events. Other than as permitted under
Section 6.1 and except as set forth on Schedule 5.6, since December 31, 1996 and through the date hereof, Lawrence has not suffered a Material Adverse Effect and Lawrence has not (i) declared any dividend or made any payment or other distribution in respect of any shares of its capital stock, (ii) acquired or disposed of any shares of its capital stock or granted any options, warrants or other rights to acquire or convert any obligation into any shares of its capital stock, (iii) entered into any material transaction with any officer, director, employee or any known relative thereof or any entity in which such person has an interest, except the payment of rent, salaries, wages and expense reimbursement in the ordinary course of business, (iv) incurred any material obligation or liability (contingent or otherwise), except for (A) this Agreement, (B) normal trade and other obligations incurred in the ordinary course of business consistent with past practice and (C) obligations under contracts, agreements and leases incurred in the ordinary course of business consistent with past practice, the performance of which has not and will not, individually or in the aggregate, have a Material Adverse Effect on Lawrence, (v) discharged or satisfied any material lien or other encumbrance or paid any material obligation or liability (fixed or contingent), except in the ordinary course of business or as contemplated by this Agreement, (vi) mortgaged, pledged or subjected to any lien or other encumbrance any of its material assets (whether tangible or intangible), (vii) sold, assigned, transferred, conveyed, leased or otherwise disposed of or agreed to sell, lease or otherwise dispose of any of its material assets except for sales of inventory or other assets for fair consideration in the ordinary course of business or as contemplated by this Agreement, (viii) canceled or compromised any material debt or claim, except in the ordinary course of business, (ix) waived or released any material rights, except for waivers or releases made in the ordinary course of business consistent with past practice, (x) made any single capital expenditure in excess of One Hundred Thousand Dollars ($100,000), or entered into any commitment therefor, or (xi) suffered any material casualty loss or damage, whether or not covered by insurance, or any adverse ruling, judgment or award, whether or not amounts were reserved on Lawrence's books, which would have a Material Adverse Effect on Lawrence.

    5.7 Litigation. Except as set forth on Schedule 5.7, as of the date of this Agreement, (a) there is no action, suit, judicial or administrative proceeding, arbitration or investigation pending or, to Lawrence's Knowledge, threatened against or involving Lawrence, or any of its properties or rights, before any court, arbitrator, or administrative or governmental body; (b) there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Lawrence; and (c) Lawrence is not in violation of any term of any judgments, decrees, injunctions or orders outstanding against it. An action, suit, proceeding, arbitration or investigation shall be considered "threatened" for purposes of this Article V if Lawrence has received written notice or otherwise has Knowledge that such event may be commenced. Except as set forth on
Schedule 5.7, to Lawrence's Knowledge there are no existing facts or conditions which reasonably would be expected to give rise to any charge, claim, litigation, proceeding, or investigation.

    5.8    Contracts.

           (a) Set forth on Schedule 5.8(a) is a list of all contracts, instruments, mortgages, notes, security agreements, leases, agreements or understandings to which Lawrence is a party and which are material to the business of Lawrence or which exceed $50,000. Each of the contracts, instruments, mortgages, notes, security agreements, leases, agreements or understandings to which Lawrence is a party that relates to or affects the assets or operations of Lawrence or to which Lawrence or its assets or operations may be bound or subject is a valid and binding obligation of Lawrence and, to Lawrence's Knowledge, of the other parties thereto and is in full force and effect, except for where the failure to be in full force and effect would not individually or in the aggregate have a Material Adverse Effect. Except to the extent that the consummation of the transactions contemplated by this Agreement may require the consent of third parties as identified on Schedule 5.4, there are no existing defaults by Lawrence thereunder or, to the Knowledge of Lawrence, by any other party thereto, which defaults, individually or in the aggregate, would have a Material Adverse Effect; and no event of default has occurred, and no event, condition or occurrence exists, that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by Lawrence thereunder which default would, individually or in the aggregate, have a Material Adverse Effect.

           (b) Except as set forth on Schedule 5.8(b), as of the date of this Agreement, Lawrence is not a party to any oral or written (i) consulting agreement not terminable on sixty (60) days or less notice involving the payment of more than Fifty Thousand Dollars ($50,000) per annum, (ii) joint venture agreement, (iii) noncompetition or similar agreement that restricts Lawrence from engaging in a line of business, (iv) agreement with any executive officer or other employee of Lawrence the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Lawrence of the nature contemplated by this Agreement and which provides for the payment of in excess of Fifty Thousand Dollars ($50,000), (v) agreement with respect to any executive officer of Lawrence or any subsidiary providing any term of employment or compensation guaranty in excess of Fifty Thousand Dollars ($50,000) per annum, (vi) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (vii) (A) any agreement providing for disposition of any line of business, material assets or securities of Lawrence, (B) any agreement with respect to the acquisition of any line of business, material assets or securities of any other business, or (C) any agreement of merger or consolidation or letter of intent with respect to the foregoing, or (viii) any agreement to indemnify any other party with respect to an adverse environmental condition.

    5.9    Employee Benefit Plans.

           (a) Schedule 5.9(a) lists each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is maintained or otherwise contributed to by Lawrence for the benefit of its employees (including, without limitation, pension, profit sharing, stock bonus, medical reimbursement, life insurance, disability and severance pay plans) (collectively, "Company Plans") and all other employee benefit plans providing for deferred compensation, bonuses, stock options, employee insurance coverage or any similar compensation or welfare benefit plan (collectively, "Benefit Arrangements" and, together with Company Plans, collectively referred to as "Employee Benefit Programs").

           (b) With respect to each of the Company Plans, Lawrence has made available to Buyer a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof (including all existing amendments thereto that shall become effective at a later date) and, to the extent applicable, (i) any related trust agreement, annuity contract or other funding instrument; and (ii) any summary plan description.

           (c)     (i)    Each of the Employee Benefit Programs has been
established and administered in compliance with any applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and the terms of all documents relating to such programs; (ii) each Company Plan that is intended to be qualified within the meaning of section 401(a) of the Code has received a favorable determination letter as to its qualification; (iii) as of the date of this Agreement, no "reportable event" (as such term is used in section 4043 of ERISA) other than an event of a type as to which the Pension Benefit Guaranty Corporation has waived the reporting requirements, "prohibited transaction" (as such term is used in section 4975 of the Code or section 406 of ERISA) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any Company Plan; and (iv) there are no pending or, to Lawrence's Knowledge, threatened, actions, claims or lawsuits which have been asserted or instituted against the Employee Benefit Programs, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Employee Benefit Programs with respect to the operation of such plans (other than routine benefit claims).

           (d) Lawrence does not maintain or contribute to any "multiemployer plan" (as such term is defined in section 3(37) of ERISA) and has not incurred any material liability that remains unsatisfied with respect to any such plans.

           (e) No Employee Benefit Program (other than one which is an employee pension benefit plan within the meaning of Section 3(2)(A) of ERISA) provides benefits (including, without limitation, death, health or medical benefits, whether or not insured) with respect to current or former employees of Lawrence beyond their retirement or other termination of service with Lawrence, other than (a) coverage mandated by applicable law, (b) deferred compensation benefits which have been accrued as liabilities on the books of Lawrence, (c) benefits the full cost of which is borne by the current or former employees (or their beneficiaries), or (d) benefits which have already been satisfied in full.

    5.10   Regulatory Authority Matters.

           (a) Except as set forth in Schedule 5.10(a), Lawrence is, and the products sold by Lawrence are, in compliance in all material respects with all applicable statutes, rules, regulations, standards, guides or orders administered or issued by any federal, state or local agency or governmental body having regulatory authority over such products (the "Regulatory Agencies").

           (b) Except as set forth in Schedule 5.10(b), Lawrence has not received from the Regulatory Agencies, and has no Knowledge of any facts that would furnish any reasonable basis for, any notice of adverse findings, regulatory letters, warning letters or other similar communications from the Regulatory Agencies, and there have been no seizures conducted or threatened by the Regulatory Agencies, and no recalls, field notifications or alerts conducted, requested or threatened by the Regulatory Agencies relating to the products sold by Lawrence or any of its subsidiaries.

           (c) Except as set forth on Schedule 5.10(c), Lawrence is not aware of any facts which are reasonably likely to cause (i) the denial, withdrawal, recall or suspension of any products sold or intended to be sold by Lawrence or any of its subsidiaries, or (ii) a change in the marketing classification or labeling of any such products, or (iii) a termination or suspension of marketing of any such products.

           (d) Except as set forth on Schedule 5.10(d), none of the products manufactured, marketed or sold by Lawrence has been recalled or subject to a field notification (whether voluntarily or otherwise), and Lawrence has not received notice (whether completed or pending) of any proceeding seeking recall, suspension or seizure of any products sold or proposed to be sold by Lawrence or any of its subsidiaries.

    5.11   Intellectual Property.

           (a)     Schedule 5.11(a) contains an accurate and complete list of
(i) all patents, applications for patents, registrations of trademarks (including service marks) and applications therefor, registrations of copyrights and applications therefor that are owned by Lawrence and that are part of the business of Lawrence as presently conducted; (ii) all other intellectual property rights that are owned by Lawrence and that are material to the conduct of business as presently conducted; (iii) all unexpired licenses relating to such of Lawrence's intellectual property rights that have been granted to or by Lawrence and that are material to the conduct of the business of Lawrence as presently conducted, but excluding end-user licenses granted to Lawrence relating to standard "off-the-shelf" personal computer software that is generally available on commercially reasonable terms from vendors that are unaffiliated with Lawrence, including software made available from such vendors on a "shrink wrap license" basis ("Non-Scheduled Licenses"); and (iv) all other agreements relating to intellectual property rights that are material to the conduct of the business of Lawrence as presently conducted, but excluding the Non-Scheduled Licenses (collectively, items (i)-(iv) are referred to as "Lawrence Intellectual Property Rights").

           (b) Lawrence owns and has the right to use, and license others to use, all Lawrence Intellectual Property Rights that are material to the conduct of the business of Lawrence as presently conducted, and such ownership and right to use, and license of others to use, are free and clear of, and without liability under, all liens and security interests of third parties. Such ownership and right to use, and license of others to use, are free and clear of, and without liability under, all claims and rights of third parties that, if determined to be legally protectable, could have a Material Adverse Effect.

           (c) Lawrence has taken reasonable steps sufficient to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, the unpatented know-how, technology, proprietary processes, formulae, and other information that is material to the conduct of the business of Lawrence as presently conducted. Without limiting the generality of the foregoing, Lawrence has obtained confidentiality and inventions assignment agreements from all of Lawrence's past and present employees and independent contractors involved in the creation or development of Lawrence Intellectual Property Rights including, without limitation, from all employees and contractors who are inventors, authors, creators or developers of Lawrence Intellectual Property Rights that are material to the conduct of the business as presently conducted. Schedule 5.11(c) lists all nondisclosure agreements to which Lawrence is a party or by which it is bound.

           (d) Except as set forth on Schedule 5.11(d) and except for payments made with respect to patents and patent applications, there are no royalties, honoraria, fees or other payments payable by Lawrence to any person by reason of the ownership, use, license, sale or disposition of any Lawrence Intellectual Property Right.

           (e) Except as set forth on Schedule 5.11(e), Lawrence has not received notice that Lawrence is infringing in the conduct of the business upon the right or claimed right of any other party with respect to any Lawrence Intellectual Property Rights, nor does Lawrence have any Knowledge of any alleged or claimed infringement by any product or process manufactured, used, sold or under development by or for Lawrence in the conduct of the business of Lawrence as presently conducted.

           (f) For purposes of this Section 5.11, "use" with respect to intellectual property rights includes make, reproduce, display or perform (publicly or otherwise), prepare derivative works based on, sell, distribute, disclose and otherwise exploit such intellectual property rights and products incorporating or subject to such intellectual property rights. No reference in this Section 5.11 to Lawrence's right to use the Lawrence Intellectual Property Rights shall be construed as a representation or warranty as to the validity of an issued patent included in the Lawrence Intellectual Property Rights.

           (g) To Lawrence's Knowledge, the Lawrence Intellectual Property Rights are free of any unresolved ownership disputes with respect to any third party, and there is no unauthorized use, infringement or misappropriation of any of such Lawrence Intellectual Property Rights by any third party, including any employee or former employee of Lawrence.

    5.12   Owned Property; Lawrence Facilities.

           (a) Schedule 5.12(a) sets forth, by address, owner and usage, all real property owned by Lawrence.

           (b) Schedule 5.12(b) sets forth, by address, owner and usage, all material real property agreements (including any amendments thereto) (the "Real Property Leases") pursuant to which Lawrence leases, subleases or otherwise occupies or leased, sublet or otherwise occupied during the past five
(5) years any plants, offices, manufacturing facilities, warehouses, improvements, administration buildings and all other real property (the "Lawrence Facilities"). There are no defaults or events which, with the passage of time, would constitute a default under the Real Property Leases, except in either instance for defaults which individually or in the aggregate would not have a Material Adverse Effect on Lawrence.

           (c) Lawrence owns, leases or has the right to use all material fixtures, furniture, improvements, machinery or equipment necessary to conduct its business as currently conducted (the "Equipment Leases"). There are no defaults or events which, with the passage of time, would constitute a default under the Equipment Leases, except in either instance for defaults which individually or in the aggregate would not have a Material Adverse Effect on Lawrence.

    5.13   Compliance With Legislation Regulating Environmental Quality.

           (a) For the purposes of this Agreement, the term "Environmental Laws" shall mean all federal, foreign, state and local environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses, rules, regulations and permit conditions, including but not limited to the Federal Water Pollution Control Act, Resource Conservation & Recovery Act, Safe Drinking Water Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right to Know or other United States or foreign, federal, state, province, or local laws of similar effect, each as amended as of the Effective Time, and the term "Hazardous Materials" shall mean any hazardous or toxic substances, wastes or materials, including without limitation petroleum or petroleum products, defined as such or regulated by any applicable Environmental Law or governmental agencies.

           (b) Except as set forth on Schedule 5.13(b), (i) Lawrence has not received any written notices, directives, violation reports, actions or claims from or by (A) any local, state, federal or foreign governmental agency concerning Environmental Laws or (B) any person alleging that, in connection with Hazardous Materials, conditions at any of the Lawrence Facilities or Lawrence's acts or omissions have resulted in or caused or threatened to result in or cause injury or death to any person or damage to any property, including without limitation, damage to natural resources and, to Lawrence's Knowledge, no such notices, directives, violation reports, actions, claims or allegations exist; (ii) the Lawrence Facilities and the business operated by Lawrence are in compliance with all applicable state, federal, foreign and local Environmental Laws, except where any noncompliance with Environmental Laws would not have a Material Adverse Effect on Lawrence; (iii) no underground storage tanks have been installed by Lawrence and to Lawrence's Knowledge none either are or have been located at any of the Lawrence Facilities; and (iv) to Lawrence's Knowledge, no friable asbestos or PCBs have been located at any of the Lawrence Facilities.

           (c) Except as set forth on Schedule 5.13(c), (i) there has been no spill, discharge, release, cleanup of or contamination by any Hazardous Materials used, generated, treated, stored, disposed of or handled by Lawrence; and (ii) Lawrence holds all necessary permits, licenses, approvals and consents to conduct its business as currently being conducted and is not in violation of any condition of any such permit, license or consent.

    5.14 Violations; Condemnation. Except as set forth on Schedule 5.14, Lawrence has not received, with respect to any Lawrence Facility, any written or oral notice of default or any written or oral notice of noncompliance with respect to applicable state, federal or local laws or regulations relating to zoning, building, fire, use restriction or safety or health codes which have not been remedied in all respects, and noncompliance with which could have a Material Adverse Effect. Lawrence has received no written or oral notice of any pending or threatened condemnation or other governmental taking of any of the Lawrence Facilities.

    5.15   Taxes.

           (a) Except as set forth on Schedule 5.15(a), (i) all Returns (defined in Subsection 5.15(b) below) in respect of Taxes (defined in Subsection 5.15(b) below) required to be filed with respect to Lawrence (including any consolidated federal income tax return and any state Tax return that includes Lawrence or any of its related companies on a consolidated, combined or unitary basis) have been timely filed, none of such Returns contains, or is required to contain, a disclosure statement under section 6661 or 6662 of the Code or any similar provision of state, local or foreign law, and no extension of time within which to file any such Return has been requested, which Return has not since been timely filed; (ii) all Taxes whether or not shown on such Returns have been timely paid and all payments of estimated Taxes required to be made with respect to Lawrence under section 6655 of the Code or any comparable provision of state, local or foreign law have been made; (iii) all such Returns are true, correct and complete in all material respects; (iv) no adjustment relating to any of such Returns has been proposed formally or informally by any Tax authority; (v) there are no outstanding subpoenas or requests for information with respect to any Returns of Lawrence or the Taxes reflected on such Returns; (vi) there are no pending or to Lawrence's Knowledge threatened actions or proceedings for the assessment or collection of Taxes against Lawrence or any corporation that was included in the filing of a Return with Lawrence on a consolidated, combined or unitary basis; (vii) no consent under section 341(f) of the Code has been filed with respect to Lawrence; (viii) there are no Tax liens on any assets of Lawrence except liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings for which adequate reserves have been established; (ix) no acceleration of the vesting schedule for any property that is nonvested within the meaning of the regulations under section 83 of the Code will occur in connection with the transactions contemplated by this Agreement; (x) Lawrence is not now nor has it at any time been subject to any accumulated earnings tax or personal holding company tax; (xi) Lawrence owes no amounts pursuant to any written or unwritten Tax sharing agreement or arrangement and will not have any liability after the date hereof in respect of any written or unwritten Tax sharing agreement or arrangement executed or agreed to prior to the date hereof; (xii) all Taxes required to be withheld, collected or deposited by Lawrence have been timely withheld, collected or deposited and, to the extent required, have been paid to the relevant Tax authority; (xiii) any adjustment of Taxes of Lawrence made by the IRS that is required to be reported to any state, local or foreign Tax authority has been so reported and any additional Tax due as a result thereof has been paid in full; (xiv) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which Lawrence may be subject; (xv) to Lawrence's Knowledge there are no requests for rulings or information currently outstanding that could affect the Taxes of Lawrence, or any similar matters pending with respect to any Tax authority; (xvi) no Tax authority has proposed reassessments of any property owned or leased by Lawrence that could increase the amount of any Tax to which Lawrence would be subject; (xvii) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect Lawrence and (xviii) with respect to each Return that has been examined by the relevant Tax authority, such examination is closed and final without any adjustment having been made to such Return (including adjustments not affecting the amount of Tax due with respect to such Return).

           (b) For purposes of this Agreement, "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any federal, state, local or foreign governmental entity or taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, (ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto; and "Returns" shall mean any and all returns, reports, and information statements with respect to Taxes required to be filed with the Internal Revenue Service or any other governmental entity or Tax authority or agency, whether domestic or foreign including, without limitation, consolidated, combined and unitary tax returns. For the purposes of this Section 5.15, references to Lawrence shall include former subsidiaries of Lawrence identified on Schedule 5.15(b), if any, for the periods during which any such corporations were owned, directly or indirectly, by Lawrence.

    5.16 Product Liability Matters. Except as set forth on Schedule 5.16, as of the date of this Agreement, Lawrence has not submitted to its product liability insurance carriers any claims with respect to potential product liability of Lawrence which claims could have a Material Adverse Effect on Lawrence, nor does it know of any such claims which should have been submitted to its product liability insurance carriers. Buyer has previously been afforded access to all files containing, or been furnished with copies of, all pleadings, claims, complaints and relevant documents in connection with the foregoing. Neither Lawrence nor, to Lawrence's Knowledge, any employee or agent of Lawrence, has made any untrue statement of a material fact or omitted to state a material fact in connection with obtaining or renewing any insurance policy providing product liability coverage in respect of the products of Lawrence which could reasonably result in the loss of any material portion of such coverage, and Lawrence has not received any written or oral notice from any insurance company stating that any insurance policy of Lawrence may not provide coverage up to the limits of such policy for any liability, loss or damage which may be incurred or suffered by Lawrence in connection with product liability claims other than the possible lack of coverage for punitive damages and claims for deductible amounts.

    5.17 No Undisclosed Liabilities. Except as set forth on Schedule 5.17 and except to the extent specifically reflected or reserved against in the Consolidated Balance Sheet of Lawrence as of December 31, 1996, Lawrence does not have any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise.

    5.18 Construction of Certain Provisions. It is understood and agreed that any dollar amount specified in the foregoing representations and warranties or the inclusion of any specific items on the Schedules hereto is not intended to imply that higher or lower amounts, or that the items that have been so included, are or are not material, and neither party shall use the fact of the setting of such amounts or the fact of the inclusion of any such items on the Schedules hereto in any dispute or controversy between the parties on whether any obligation, item or matter not described herein or included on a Schedule hereto is or is not material for purposes of this Agreement.

    5.19 Condition of the Assets. The assets of Lawrence, including real, personal and mixed, tangible and intangible, necessary or useful to the operation of its business (the "Assets") are in good condition and repair, ordinary wear and tear excepted, and suitable for the uses intended. The Assets comply with and are operated in conformity with all applicable laws, ordinances, regulations, orders, permits and other requirements relating thereto adopted or currently in effect. The leases and other agreements or instruments under which Lawrence holds, leases, subleases or is entitled to the use of any of the Assets are in full force and effect, and all rentals, royalties or other payments payable thereunder have been duly paid or provided for by adequate reserves. No default or event of default by Lawrence exists, and no event which, with notice or lapse of time or both, would constitute a default by Lawrence, has occurred and is continuing, under the terms or provisions of any such lease, agreement or other instrument or under the terms or provisions of any agreement to which any of such Assets is subject, nor has Lawrence received notice of any claim of such default.

    5.20 Title; Absence of Liens and Encumbrances, Etc. Except as set forth on Schedule 5.20 and except for the restrictions imposed under the terms of its capital and operating leases, Lawrence has good, valid, and marketable title to the Assets, free and clear of all mortgages, security interests, claims, liens (except inchoate construction liens), charges, title defects, encumbrances, restrictions on use or transfer or other defects.

    5.21 Indebtedness. Except as set forth on Schedule 5.21, Lawrence does not have any obligation for money borrowed or under any guarantee nor any agreement or arrangement to borrow money or to enter into any such guarantee, and as of the Closing Date, except as set forth on Schedule 5.21, Lawrence will not have any obligation for money borrowed nor any agreement or arrangement to borrow money, and Lawrence will not have any guarantee outstanding nor any agreement or commitment to enter into any such guarantee.

    5.22 Accounts Receivable. No amount included in the accounts receivable of Lawrence in the Lawrence Financial Statements has been released for an amount less than the value at which it was included or is or will be regarded as unrecoverable in whole or in part except to the extent there shall have been an appropriate bad debt reserve therefor. Such receivables are not, to Lawrence's Knowledge, subject to any counterclaim, refusal to pay or setoff not reflected in the reserves set forth on the Lawrence Financial Statements. Schedule 5.22 hereto sets forth a list of all accounts receivable of Lawrence as of the close of business on December 31, 1996, none of which are owing from a debtor that, to Lawrence's Knowledge, has become bankrupt or insolvent or have been pledged to any third party.

    5.23 No Sales or Conveyance Tax Due. No sales, use or other transfer or conveyance taxes are or will become payable by any of the parties to this Agreement as a consequence of the execution, delivery or performance of this Agreement or any of the ancillary agreements, other than taxes based upon the net income of the parties.

    5.24 Books and Records. Lawrence has maintained its books of account in accordance with applicable laws, rules and regulations and with generally accepted accounting principles consistently applied, and such books of account are and, during the period covered by the Lawrence Financial Statements, were correct and complete in all material respects, fairly and accurately reflect or reflected the income, expenses, assets and liabilities of Lawrence, including the nature thereof and the transactions giving rise thereto, and provide or provided a fair and accurate basis for the preparation of the Lawrence Financial Statements. The minute books of Lawrence, as previously made available to Buyer and its counsel, contain accurate records of all meetings and accurately reflect all other corporate action of the Shareholder and directors (and committees thereof) of Lawrence.

    5.25 Employees. Schedule 5.25 sets forth a list of the names, employment status, location of employment, and rates of compensation (including salaries, wages, commissions and bonuses) of all employees of Lawrence. Except as described on Schedule 5.25, Lawrence has no written or oral contract of employment with any employee of Lawrence, and Lawrence is not a party to or subject to any collective bargaining agreement nor has been a party to or subject to any collective bargaining agreement or collective bargaining plan during the last five (5) years. Except as described on Schedule 5.25, Lawrence is not a party to any pending nor, to Lawrence's Knowledge, threatened labor dispute affecting the business of Lawrence. Lawrence has complied in all material respects with all applicable foreign, federal, state and local laws, ordinances, rules and regulations and requirements relating to the employment of labor, including, but not limited to, the provisions thereof relative to wages, hours, collective bargaining, drug testing, personnel policies and practices, payment of Social Security, unemployment and withholding taxes, and ensuring equality of opportunity for employment and advancement of minorities and women. To Lawrence's Knowledge, Lawrence is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. At the Closing Date, all employees will be terminable at will by Lawrence and will be free to become the employees of Buyer, the Surviving Corporation or an affiliate or subsidiary of Buyer. Lawrence has not received notice from any employee listed on Schedule 5.25 as earning an annual base salary in excess of $40,000 that such employee is terminating his or her employment with Lawrence, nor to Lawrence's Knowledge, does any such employee intend to terminate his or her employment with Lawrence.

    5.26 Related Party Transactions. Schedule 5.26 sets forth the amounts and other essential terms of indebtedness or other obligations, liabilities or commitments (contingent or otherwise) of Lawrence to or from any Shareholder or any other present officer, or director, or any person related to, controlling, controlled by or under common control with any of the foregoing (other than for employment services performed within the past month the payment for which is not yet due), and all other transactions between such persons and Lawrence. Without limiting the generality of the foregoing, as of the date hereof, none of the Shareholders or any other present officer, or director, or any person related to, controlling, controlled by or under common control with any of the foregoing (i) has any material direct or indirect interest in any entity which does business with Lawrence, (ii) has any direct or indirect interest in any property, asset or right which is used by Lawrence in the conduct of its business, or (iii) has any contractual relationship with Lawrence other than such relationships which occur from being an employee, officer, director, etc.

    5.27 Hart-Scott-Rodino. The "total assets" and the "annual net sales" of the "ultimate parent entity" of Lawrence (as such terms are used within the meaning of Section 7A.(a)(2)(A) of the Hart-Scott-Rodino Antitrust Improvements Act of 1976) are shown on Schedule 5.27.

    5.28 Customers and Suppliers. Except as set forth in Schedule 5.28, Lawrence has not received any notice or has any Knowledge that any customer from whom Lawrence received more than $50,000 in gross receipts during the 1995 or 1996 fiscal years (i) has ceased, or will cease, to use the products, goods or services of its business, (ii) has substantially reduced, or will substantially reduce, the use of products, goods or services of its business or (iii) has sought, or is seeking, to reduce the price it will pay for products, goods or services of its business. Lawrence has not received any notice or has any Knowledge that any supplier from whom Lawrence purchased more than $50,000 in goods during the 1995 or 1996 fiscal years will not sell raw materials, supplies, merchandise and other goods to Lawrence at any time after the Closing Date on terms and conditions similar to those used in the current sales to Lawrence, subject to general and customary price increases and unforeseeable supply or demand changes.

    5.29 Stock Ownership. Other than through mutual funds or other similar investment vehicles over which no investment discretion is retained, none of Lawrence or any Shareholder owns any securities issued by Buyer and has no warrants, options or other rights to purchase or otherwise acquire or convert any obligations into securities issued by Buyer.

    5.30 Insurance. All of the Assets are covered by such fire, casualty, product liability, environmental liability and other insurance policies issued by reputable companies as are customarily obtained to cover comparable properties and assets by businesses in the region in which such Assets are located, in amounts, scope and coverage which are reasonable in light of existing conditions. Schedule 5.30 sets forth a list of the policies of insurance and fidelity or surety bonds carried by Lawrence, including, but not limited to, fire, flood, liability, workers' compensation, officers' life, and directors' and officers' liability insurance policies. Lawrence has not failed to give any notice or present any material claim under any insurance policy in due and timely fashion, and all insurance premiums due and payable by Lawrence in connection with the policies set forth on Schedule 5.30 prior to the Closing Date have been or will be paid. There are no outstanding written requirements or written recommendations by any insurance company that issued a policy with respect to any of the properties and assets of Lawrence by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any repairs or other work to be done on or with respect to any of the properties or Assets of Lawrence or requiring or recommending any equipment or facilities to be installed on or in connection with any of the properties or Assets. The unemployment insurance ratings and contributions of Lawrence are also set forth on Schedule 5.30.

    5.31 Information in Disclosure Documents and Registration Statement. None of the information supplied or to be supplied by Lawrence for inclusion or incorporation by reference in (i) any registration statement filed in connection with this Agreement will, at the time such registration statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) any proxy statement relating to the meeting of Buyer's stockholders to be held in connection with the Merger will, at the date mailed to stockholders and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    5.32 No Misrepresentation. Neither this Agreement nor any certificate or Schedule or other information furnished by or on behalf of Lawrence or any Shareholder pursuant to this Agreement contains any untrue statement of a material fact or, when this Agreement and such certificates, Schedules and other information are taken in their entirety, omits to state a material fact necessary to make the statements contained herein or therein not misleading.


                                      ARTICLE VI
                        CONDUCT OF BUSINESS PENDING THE MERGER


    6.1 Conduct of Business Pending the Merger. Lawrence agrees that, except as expressly contemplated by this Agreement, during the period from the date of this Agreement and continuing until the Effective Time:

           (a) The business of Lawrence shall be conducted only in the ordinary and usual course of business and consistent with past practices;

           (b) Lawrence shall not (i) amend its Articles of Incorporation or Bylaws; or (ii) split, combine or reclassify any shares of its outstanding capital stock, declare, set aside or pay any dividend or other distribution payable in cash, stock or property in respect of its capital stock, or directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or other securities;

           (c) Lawrence shall not (i) authorize for issuance, issue, sell, pledge, dispose of, encumber, deliver or agree or commit to issue, sell, pledge, or deliver any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise),
(ii) acquire, dispose of, transfer, lease, or license, any fixed or other substantial assets other than in the ordinary course of business and consistent with past practices; (iii) incur, assume or prepay any material indebtedness, liability or obligation or any other material liabilities or issue any debt securities; (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (v) make any material loans, advances or capital contributions to, or investments in, any other person; (vi) fail to maintain adequate insurance consistent with past practices for its business; (vii) take any action described in items (i) through (x) of Section 5.6 without the consent of the Buyer; or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

           (d) Lawrence shall use reasonable efforts to maintain the Assets, to preserve intact its business organization, to keep available the services of its present officers and key employees, and to preserve the goodwill of those having business relationships with it; provided, however, that no breach of this covenant shall be deemed to have occurred as a result of any matter arising out of the transactions contemplated by this Agreement or the public announcement thereof;

           (e) Lawrence shall use all reasonable efforts to prevent any representation or warranty of Lawrence herein from becoming materially untrue or incorrect in any material respect; and

           (f) Notwithstanding anything to the contrary in subsections (a) through (e) above, Lawrence shall be permitted to take the following actions:
(i) pay any judgment or settlement of pending legal claims (including penalties, fees, or taxes related thereto) provided that Lawrence will not without Buyer's written consent enter into any settlement which imposes upon Lawrence any restrictions or limitations on its ability to operate its business consistent with past practice; (ii) repay any guarantors of Lawrence's obligations or pledgors of collateral to secure Lawrence's obligations (including collateral pledged to secure letters of credit relating to such obligations) if and to the extent such guarantors pay any amount under the guaranty, or such pledgors have such collateral foreclosed upon, in connection with any of Lawrence's obligations, on behalf of Lawrence, and (iii) pay compensation as permitted under Section 6.2 below.

    6.2 Compensation Plans. During the period from the date of this Agreement and continuing until the Effective Time, Lawrence agrees that it will not, without the prior written consent of Buyer (except as required by applicable law or pursuant to existing contractual arrangements or other plans or commitments as otherwise disclosed in writing pursuant hereto) (a) enter into, adopt or amend any Employee Benefit Programs as to increase the benefits thereunder, (b) grant or become obligated to grant any increase in the compensation or fringe benefits of directors, officers or employees (including any such increase pursuant to any Employee Benefit Program) or any increase in the compensation payable or to become payable to any officer, except for increases in compensation in the ordinary course of business consistent with past practice, or enter into any contract, commitment or arrangement to do any of the foregoing, except for normal increases and non-stock benefit changes in the ordinary course of business consistent with past practice, (c) institute any new Employee Benefit Program, (d) make any material change in any Employee Benefit Program arrangement or enter into any employment or similar agreement or arrangement with any employee, or (e) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of compensation or benefits contingent, or the terms of which are altered in favor of such individual, upon the occurrence of any of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this Section 6.2, Lawrence shall be permitted to (i) pay fiscal year-end cash bonuses to its employees in amounts consistent with past practice and (ii) enter into staying bonus/severance agreements with the employees (the "Designated Employees") listed on Exhibit "A-1" in the form attached as Exhibit "A-2."

    6.3 Legal Conditions to Merger. Each of Lawrence and Buyer shall use all reasonable efforts (a) to take, or cause to be taken, all actions reasonably necessary to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries in connection with the Merger and the transactions contemplated by this Agreement; provided, however, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption would, in Buyer's reasonable opinion, result in the imposition of a condition or restriction on such party or on the Surviving Corporation of the type referred to in Section 8.1; and provided further that neither party shall be obligated to take any action to obtain any third party consent where a failure to obtain such consent would not in Buyer's reasonable opinion have a Material Adverse Effect. Each party will cooperate with and promptly furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, either of them in connection with the foregoing.


                                     ARTICLE VII
                                ADDITIONAL AGREEMENTS


    7.1 Access and Information. Lawrence shall afford to Buyer and to Buyer's financial advisors, legal counsel, accountants, consultants and other representatives reasonable access during normal business hours throughout the period from the date hereof to the Effective Time to all of its books, records, properties, facilities, personnel, commitments and records (including but not limited to tax returns) and, during such period, shall furnish promptly to Buyer all information concerning its business, properties and personnel as Buyer may reasonably request.

    7.2 Pooling. None of Lawrence, Buyer and Buyer Sub shall take any action which would jeopardize the treatment of the Merger as a tax-free reorganization or which would prevent the Merger from being accounted for as a pooling of interests.

    7.3 Public Announcements. Lawrence understands that Buyer is a public company, and that until the transactions contemplated by this Agreement are made public, Lawrence and the Shareholders and those whom they advise of this transaction (which shall only be on a "need to know basis") may be privy to material inside information; accordingly, Lawrence understands, and Lawrence has apprized those of its officers, directors and employees who know of the potential transaction, of the need for confidentiality and the potential consequences of any trading in Buyer Common Stock. No public announcements shall be made concerning the negotiations between the parties, this Agreement or the transactions contemplated herein, without the prior mutual consent of Lawrence and Buyer, except as may be required by law or the rules or regulations of The Nasdaq Stock Market. The parties agree that, to the maximum extent feasible, they will advise and confer with each other prior to the issuance of any reports, statements or releases pertaining to this Agreement or the transactions contemplated herein. In addition, the parties agree to respond to all inquiries with respect to the Merger by stating that it is their policy not to comment on such matters.

    7.4    Additional Agreements.

           (a) Subject to the terms and conditions hereof, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals, and to effect all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the Companies shall take all such necessary action.

           (b) Subject to the terms and conditions hereof, Buyer and Lawrence will cooperate with each other and use all reasonable efforts to prepare all necessary documentation to effect promptly all necessary filings and to obtain all necessary permits, consents, approvals, orders and authorizations of or any exemptions by, all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement.
           (c) Each party will keep the other party apprized of the status of any inquiries made of such party by any governmental agency or authority or members of their respective staffs with respect to this Agreement or the transactions contemplated herein.

    7.5 Confidentiality. All confidential information disclosed by any party to this Agreement to any other party to this Agreement in connection with the transactions contemplated hereby shall be kept confidential by such other party and shall not be used by such other party otherwise than as herein contemplated, except to the extent that (a) it is or becomes generally available to the public other than as a result of a wrongful disclosure by a party receiving such confidential information hereunder, (b) it was readily available to the party receiving such information on a non-confidential basis prior to its disclosure hereunder, (c) it was already lawfully in the receiving party's possession prior to its disclosure hereunder, (d) it becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party hereunder without violation of such source's confidentiality agreement with the disclosing party or its representatives or of legal, fiduciary or ethical constraints on disclosure of such information, (e) it may be required by law, or (f) such duty as to confidentiality is waived by the other party. Such obligation as to confidentiality and non-use shall survive the termination of this Agreement for any reason. This Section 7.5 shall survive termination hereof or consummation of the transactions hereunder, and shall replace any prior confidentiality agreements, including the Confidentiality Agreement dated October 23, 1996, entered into by Lawrence and Buyer.

    7.6 Guarantees. Buyer shall cooperate with Lawrence and use Buyer's reasonable efforts to obtain, prior to the Effective Time, the release of all guarantees listed on Schedule 7.6 ("Guarantees") provided by individuals, LSI or LSRL on behalf of Lawrence relating to Lawrence's bank financings or other indebtedness (the "Releases"), provided that no modification to, or amendment of, the terms of any such bank financing or other indebtedness shall be made in connection with obtaining a Release without Buyer's prior written consent. In the event that the parties are unable to obtain the release of any of the Guarantees, the Buyer shall indemnify the guarantors against any losses incurred by them under such Guarantees as a result of a default by Lawrence of its obligations as provided in Section 10.3.

    7.7 Noncompete Agreement. At the Effective Time, Lamonte H. Lawrence shall enter into a Noncompete Agreement in the form attached hereto as Exhibit "B."

    7.8 Consulting Agreement. At the Effective Time, the Surviving Corporation shall enter into Consulting Agreement with LSI in the form attached hereto as Exhibit "C."

    7.9 Notices of Certain Events. From the date hereof to and including the Closing Date, Lawrence and Buyer covenant and agree to notify the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication from any foreign or domestic governmental authority in connection with the transactions contemplated by this Agreement; and (iii) any matter arising and discovered after the date of this Agreement that, if existing or known on the date of this Agreement, would have been required to be disclosed pursuant to this Agreement, or that constitutes a breach or prospective breach of this Agreement by the notifying party or its affiliates.

    7.10 No Solicitation. Lawrence will not, and Lawrence will use best efforts to cause each Shareholder not to, directly or indirectly, solicit any active discussions or negotiations with, or provide information to, any person, other than Buyer, concerning any possible proposal regarding the acquisition of Lawrence or any part thereof, or any merger or consolidation thereof or accept any such proposal.

    7.11 Preparation of S-4 and the Proxy Statement. Buyer shall prepare and file as promptly as practicable after the execution of this Agreement with the SEC a proxy statement and a registration statement on Form S-4 (in which the proxy statement will be included as a prospectus) (the "S-4"). Buyer shall use its best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Buyer shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Buyer Common Stock in the Merger, and Lawrence shall furnish all information concerning Lawrence and the Shareholders as may be reasonably requested in connection with any such action.

    7.12 Nasdaq Listing. Buyer will make such filings as are necessary with The Nasdaq Stock Market regarding the transactions contemplated hereby, including filing a Notification Form for Listing of Additional Shares with respect to the shares of Buyer Common Stock to be issued in the Merger.

    7.13   Qualified Retirement Plan. The Lawrence Profit Sharing Plan and
Trust (the "Plan and Trust") shall be continued by Lawrence for at least twelve months from the Effective Time (the "Continuation Period") with respect to the Lawrence employees at the Effective Time (except for LSRL employees), and the Lawrence employees shall continue to participate in the Plan and Trust during such time. After the Continuation Period, neither Lawrence nor Buyer will have any obligation to continue the Plan and Trust. At Buyer's discretion, after the Continuation Period Lawrence may continue the Plan and Trust, freeze it, terminate it, or merge it into any other qualified plan in which Buyer's employees are eligible to participate. At the Effective Time, LSRL employees shall cease to participate in the Plan and Trust. After the Continuation Period, Lawrence employees shall be eligible to participate in Buyer's 401(k) plan, except to the extent Buyer has elected to continue the Plan and Trust beyond the Continuation Period in which case the Lawrence employees will remain eligible under the Plan and Trust. When Lawrence employees do become eligible to participate in Buyer's 401(k) plan, they shall be given credit for their service with Lawrence toward eligibility requirements and vesting in Buyer's 401(k) plan.

    7.14 Name. It is Buyer's current intention that the Surviving Corporation will continue to do business under the name "Lawrence Semiconductor Laboratories, Inc." following the Closing.

    7.15 Conduct of Buyer's Business Pending the Merger. Buyer agrees that, except as expressly contemplated by this Agreement, and except as may be necessary or required in connection with the consummation of the transaction contemplated by the ADCS Merger Agreement, during the period from the date of this Agreement and continuing until the Effective Time:

           (a) The business of Buyer shall be conducted only in the ordinary and usual course of business and consistent with past practices;

           (b) Buyer shall not (i) amend its Articles of Incorporation or Bylaws; or (ii) split, combine or reclassify any shares of its outstanding capital stock, declare, set aside or pay any dividend or other distribution payable in cash, stock or property in respect of its capital stock, or directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or other securities;

           (c) Buyer shall not authorize for issuance, issue, sell, pledge, dispose of, encumber, deliver or agree or commit to issue, sell, pledge, or deliver any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), provided, however, that Buyer may do any of the foregoing if the value of the consideration per Share received by Buyer in such transaction is greater than the greater of (i) $17 and (ii) the closing price of Buyer Common Stock on the Nasdaq National Market on the trading day immediately preceding the date of the consummation of such transaction. Notwithstanding the foregoing, Buyer may grant additional options under its existing option plans consistent with past practice, and may also issue additional shares upon the exercise of outstanding options and warrants.

           (d) Buyer shall use reasonable efforts to maintain its assets, to preserve intact its business organization, to keep available the services of its present officers and key employees, and to preserve the goodwill of those having business relationships with it; provided, however, that no breach of this covenant shall be deemed to have occurred as a result of any matter arising out of the transactions contemplated by this Agreement or the public announcement thereof;

           (e) Buyer shall use all reasonable efforts to prevent any representation or warranty of Buyer herein from becoming materially untrue or incorrect in any material respect; and

           (f) Notwithstanding anything to the contrary in subsections (a) through (e) above, Buyer shall be permitted to take the following actions: (i) pay any judgment or settlement of pending legal claims (including penalties, fees, or taxes related thereto) provided that Buyer will not without Lawrence's written consent enter into any settlement which imposes upon Buyer any restrictions or limitations on its ability to operate its business consistent with past practice; and (ii) repay any guarantors of Buyer's obligations or pledgors of collateral to secure Buyer's obligations (including collateral pledged to secure letters of credit relating to such obligations) if and to the extent such guarantors pay any amount under the guaranty, or such pledgors have such collateral foreclosed upon, in connection with any of Buyer's obligations, on behalf of Buyer.

                                     ARTICLE VIII
                       CONDITIONS TO CONSUMMATION OF THE MERGER


    8.1 Conditions to Both Lawrence's and Buyer's Obligation to Effect the Merger. The respective obligations of Lawrence and Buyer to effect the transactions contemplated in this Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, which may be waived by mutual agreement: (a) no preliminary or permanent injunction or other order by or before any federal, state or foreign court of competent jurisdiction which prohibits the consummation of the Merger shall have been issued and remain in effect; and (b) no statute, rule, regulation, executive order, stay, decree, or judgment shall have been enacted, entered, issued, promulgated or enforced by or before any court or governmental authority which prohibits or restricts the consummation of the Merger. Other than the filing of Articles of Merger and Plan of Merger with the Arizona Corporation Commission and the Secretary of State of the State of Delaware, all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental entity (all of the foregoing, "Consents") which are necessary for the consummation of the Merger, other than Consents the failure to obtain which would have no Material Adverse Effect on the consummation of the Merger or on the Surviving Corporation, Buyer and their subsidiaries shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), and all such Requisite Regulatory Approvals shall be in full force and effect.

    8.2    Conditions to Obligation of Each Company to Effect the Merger.

           (a) The obligation of Lawrence to effect the Merger shall be further subject to the following conditions: (i) Buyer and Buyer Sub shall satisfy all of the obligations under this Agreement required to be performed by Buyer and Buyer Sub at or prior to the Effective Time in all material respects,
(ii) the representations and warranties of Buyer and Buyer Sub contained in this Agreement shall be true and correct in all material respects when made and at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement, and (iii) Lamonte H. Lawrence shall have been elected to serve as a member of Buyer's six (6) person Board of Directors, effective immediately following the Closing Date, provided that if Section 3.2(f) shall apply, in lieu of the foregoing, Lamonte H. Lawrence shall have been elected to serve as a member of the class of directors elected for a term not to exceed two (2) years on Holdings' seven (7) person Board of Directors. These conditions may be waived by Lawrence. Further, if and to the extent Holdings is formed on or prior to the Effective Time, and Section 3.2(f) is applicable, then at the Effective Time: (i) Holdings shall own directly all of the issued and outstanding capital stock of Buyer; (ii) Holdings shall not have incurred any liabilities of any nature whatsoever, except for the liabilities described in Section 4.2(k); and (iii) the authorized, issued and outstanding capital stock of Holdings shall be substantially identical to that of the Buyer as of the Effective Time, subject only to changes therein necessary to consummate the transactions contemplated by the ACDS Merger Agreement, and (iv) evidence reasonably satisfactory to Lawrence that all conditions to Lawrence's obligations hereunder have been satisfied in all material respects.

           (b) The obligation of Buyer to effect the Merger shall be further subject to the following conditions: (i) Lawrence shall satisfy all of the obligations under this Agreement required to be performed by Lawrence at or prior to the Effective Time in all material respects, (ii) the representations and warranties of Lawrence contained in this Agreement shall be true and correct in all material respects when made and at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement, and (iii) evidence reasonably satisfactory to Buyer that all conditions to Buyer's obligations hereunder have been satisfied in all material respects. These conditions may be waived by Buyer.

    8.3 Additional Conditions to Obligations of Buyer. The obligation of Buyer to effect the Merger shall be further subject to the following conditions:

           (a) This Agreement and the consummation of the Merger shall have been duly approved and adopted by the affirmative vote of the holders of at least 95% of the voting securities of Lawrence. This Agreement and the consummation of the Merger shall have been duly approved and adopted by the stockholders of Buyer in accordance with the DGCL and its charter.

           (b) Ernst & Young LLP, independent accountants to Buyer, shall have rendered its opinion(s), addressed to Buyer, in form and substance satisfactory to Buyer as to the appropriateness of pooling of interest accounting for the Merger under Accounting Principles Board Opinion No. 16 and Ernst & Young shall have rendered its opinion to Buyer to the effect that the Merger has been structured in a manner which is tax-free with respect to Buyer and its stockholders and Lawrence and the Shareholders.

           (c) Lawrence shall have delivered (or cause to be delivered) duly executed counterparts of Employee Proprietary Information and Inventions Agreements with Buyer and the Surviving Corporation substantially in the form of
Exhibit 8.3(d) duly executed by each employee of Lawrence.

           (d) The share certificates representing all of the issued and outstanding Lawrence Shares as of the Closing Date (other than Dissenting Shares), in each case duly endorsed in blank, shall have been surrendered for cancellation.

           (e) The S-4 registering the issuance and delivery of the shares of Buyer Common Stock shall have been declared effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of the S-4 shall have been issued by the SEC. All other filings necessary under federal and state securities laws to permit the issuance and delivery of the shares of Buyer Common Stock in compliance therewith shall have been made, and any authorizations in connection therewith from all applicable securities regulatory authorities shall have been obtained.

           (f) There shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of Lawrence, whether or not arising from transactions in the ordinary course of business, and Lawrence shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree.

           (g) The Mesa real estate (both the developed and undeveloped parcels) shall have been reconveyed to Lawrence from LSI, subject to the liens and encumbrances existing on the date hereof, for an aggregate consideration no greater than net book value.

           (h) Buyer shall have received satisfactory Phase I and, if, applicable, Phase II environmental site assessments of the Lawrence Facilities, and all permits necessary for the operation of those facilities shall have been appropriately transferred, if required by applicable law.

           (i) That certain litigation currently pending in the United States District Court, Northern District of California, San Jose Division, captioned Applied Materials, Inc. v. Lawrence Semiconductor, Inc. (C-96 20591
EAI) shall have been dismissed with prejudice.

    8.4 Additional Conditions to Obligations of Lawrence. The obligation of Lawrence to effect the Merger shall be further subject to the following conditions:

           (a) There shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of Buyer, whether or not arising from transactions in the ordinary course of business, and Buyer shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree.

           (b) Price Waterhouse, LLP, independent accountants to Lawrence, shall have rendered its opinion(s) addressed to Lawrence and Lamonte H. Lawrence, and dated the Closing Date, in form and substance satisfactory to Lawrence as to the appropriateness of pooling interest accounting for the Merger under Accounting Principles Board Opinion No. 16.


                                      ARTICLE IX
                          TERMINATION, AMENDMENT AND WAIVER


    9.1 Termination. This Agreement may be terminated and the Merger contemplated hereby abandoned at any time prior to the Effective Time:

           (a)     By mutual written consent of Buyer and Lawrence.

           (b) By Buyer or Lawrence if the Merger shall not have been consummated within one hundred twenty (120) days of the date hereof, unless the failure of the Effective Time to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein.

           (c) By Buyer or Lawrence if there shall have been any material misrepresentation or material breach of a material obligation of the other and, if such breach is curable, such default shall have not been remedied within thirty (30) days after receipt by the defaulting party of notice in writing from the other party specifying such breach and requesting that it be remedied; provided, that such thirty-day period shall be extended for so long as the other party shall be making diligent attempts to cure such default, but not beyond an additional thirty (30) days.

           (d) By Buyer or Lawrence, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting any Merger and such order, decree, ruling or any other action shall have become final and non-appealable.

    9.2 Termination; Termination Payment. In the event of termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties hereto or their respective affiliates, directors, officers, or stockholders, except as provided below and except for those obligations intended to survive termination. In the event that either the Buyer or Lawrence shall terminate this Agreement because of a material misrepresentation or a material breach of a material covenant by the other party (subject to the 30-day notice and cure period provided in Section 9.1(c)), the breaching party shall be liable to and shall pay to the terminating party by wire transfer the sum of $5,000,000 in full satisfaction of all claims within fifteen (15) business days after the breaching party's receipt of written notice of termination. It is agreed that the payments due hereunder are the exclusive remedy for termination of this Agreement. Notwithstanding the foregoing, in the event of a breach by Lawrence of Section 7.10, the Buyer may pursue any and all remedies available to it at law or in equity. Recovery by the Buyer of a termination payment under this Section 9.2 shall not bar any such action for breach of Section 7.10, but the amount of any monetary damages awarded to the Buyer in such action shall be reduced by the termination payment actually received by the Buyer.

    9.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    9.4 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                      ARTICLE X
                             SURVIVAL OF REPRESENTATIONS
                           AND WARRANTIES: INDEMNIFICATION


    10.1   Survival: Indemnification.

           (a) No representations, warranties or agreements contained herein shall survive beyond the Effective Time except that (i) the representations, warranties and agreements contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.7, 5.13, 5.15, 7.3, 7.4, 7.5, 7.6, 9.2, 9.3, 9.4, 11.1, 11.2, 11.5,
11.6, 11.7, 11.8, 11.9 and 11.10 and Article X hereof shall survive beyond the Effective Time for the period of the applicable statute of limitations and (ii) the other representations and warranties of Buyer and Lawrence in this Agreement shall survive beyond the Effective Time for one (1) year (the end of such one-year period, the "Termination Date") solely for the purpose of the Indemnification Escrow as described below.

           (b) Through the Indemnification Escrow described below, the Surviving Corporation, Buyer, Buyer Sub, Holdings and each of their officers, directors, employees, agents, representatives and affiliates (collectively, the "Indemnitees" and, individually, each an "Indemnitee") (subject to the terms and conditions below) will be entitled to be indemnified and held harmless by the Shareholders against and in respect of any claims, damages, losses, costs, expenses, liabilities (absolute, accrued, contingent or otherwise), and reasonable legal fees and expenses (collectively, "Losses") incurred or suffered by any Indemnitee, directly or indirectly, caused by or arising out of or related to any untruth, inaccuracy, error in, or breach of, any representation or warranty (when made or deemed to be made) or covenant of Lawrence contained in this Agreement. The rights of Indemnitees to indemnification under this Subsection 10.1(b) shall be limited to, and satisfied solely out of and to the extent of, the Indemnification Escrow as it may be reduced or increased pursuant to Subsections 3.2(d), 3.4(e), 3.5 this Section 10.1 and the Escrow Agreement, and any Loss shall be reduced by any amounts actually received by the Indemnitee under applicable insurance policies, if any. All indemnification requests of Indemnitees hereunder shall be made by or through Buyer.

           (c) By voting to approve this Agreement or by surrendering his or its Certificate(s) evidencing Lawrence Shares at Closing, each Shareholder, other than Shareholders who have perfected dissenter rights under the ABCA, acknowledges and agrees that (i) the consideration to which such Shareholder is entitled hereunder is subject to adjustment as contemplated in Articles III and X, (ii) the Indemnification Escrow Shares and the Escrow Adjustment shall be placed in the Indemnification Escrow provided for in an Escrow Agreement to be entered into, as of the Effective Time, in the form of Exhibit "D" attached hereto and (iii) the Escrow Agent shall be, and is hereby, authorized from time to time to transfer all or any portion of the amounts so deposited in satisfaction of the indemnity obligation and as otherwise provided pursuant to Articles III and X and as contemplated in the Escrow Agreement. Except as provided in Section 10.5, the Indemnitees agree to look solely to the Indemnification Escrow for recourse in the event of a breach of any representation or warranty or covenant of Lawrence contained in this Agreement and will not look directly to any Shareholder or Shareholders for any indemnification hereunder.

           (d) If any Indemnitee shall have any liquidated claim of indemnification pursuant to Subsection 10.1(b), it shall promptly request that Buyer give written notice thereof to the Representative and the Escrow Agent, including a brief description of the facts upon which such claim is based and the amount thereof. Any Indemnitee may also request that Buyer provide written notice to the Representative and the Escrow Agent of any unliquidated claim of indemnification pursuant to Subsection 10.1(b), including a brief description of the facts upon which such claim is based and a demand for a reserve amount to be created in respect of such claim. Any claim made by any Indemnitee for Losses that are unliquidated shall not be paid, but shares of Buyer Common Stock valued at the Average Closing Price equal to such claim shall be held in the Indemnification Escrow until such Losses are fully liquidated. Notwithstanding the foregoing, no amount will be delivered to an Indemnitee pursuant to a written claim notice (with respect to either a liquidated or unliquidated claim) pursuant to Subsection 10.1(b) above and Section 10.5 below unless, and then only to the extent that, the aggregate amount of Losses sustained by Indemnitees as a group and as to which written claim notices have been given exceeds Two Hundred Fifty Thousand Dollars ($250,000) (taking into account any reduction of prior noticed claims resulting from the dispute resolution procedures of Section 10.2 below).

           (e) If the Representative shall notify the Escrow Agent in writing (within thirty (30) days of delivery to the Escrow Agent by Buyer of a written notice of claim for indemnification) of his objection to a claim of indemnification or a demand for the creation of a reserve against the Indemnification Escrow for any unliquidated claim (or the amount thereof), the Escrow Agent shall hold the disputed amount of funds in the Indemnification Escrow until the rights of the Shareholders and the Indemnitees with respect thereto have been agreed upon between the Representative and the claiming Indemnitee. In the event such an agreement is reached, the claiming Indemnitee shall request Buyer to provide to the Escrow Agent a written notice signed by the Representative in the form specified in the Escrow Agreement. If no such agreement has been reached, either the Indemnitee or the Representative may, not earlier than thirty (30) days after the date of the initial claim notice, submit the dispute to confidential, binding arbitration in New York, New York before a panel of three arbitrators, one each to be selected by Buyer and the Representative, and the third to be selected by the other two arbitrators, pursuant to the procedures and rules for commercial arbitration of the American Arbitration Association. The Escrow Agent may rely on the order or other determination of such arbitrators. If such arbitrators shall determine that any part of the Indemnification Escrow is to be delivered to an Indemnitee or is to be set aside in a reserve for any unliquidated claim, the Escrow Agent shall promptly following receipt of a copy of such determination establish such reserve or deliver to such Indemnitee the lesser of (i) the amount of the claim or claims as awarded to the Indemnitee to be satisfied, subject to the limitation set forth in Subsection 10.1(d) or (ii) the entire amount remaining in the Indemnification Escrow. Any disputed amounts not awarded to the Indemnitee shall promptly be transferred to the unreserved portion of the Indemnification Escrow. Buyer and the Representative shall bear their respective costs and expenses of any such arbitration. Buyer expressly acknowledges that Polese, Pietzsch, Williams & Nolan, P.A. can continue to represent Representative in any such dispute and hereby waives any conflict of interest which might otherwise exist.

           (f) Promptly after the Termination Date, the Escrow Agent shall distribute to the Shareholders on a pro rata basis all remaining unreserved amounts in the Indemnification Escrow, less an amount equal to the dollar amount of all claims pursuant to Subsection 10.1(c) that are still in process and (i) that are then-payable liquidated claims, (ii) for which a reserve established pursuant to Subsection 10.1(d) then exists, or (iii) that are still in the process of resolution pursuant to this Section 10.1. No new claims may be brought under this Section 10.1 after the Termination Date.

           (g) After the Termination Date, (i) as each matter referred to in Subsection 10.1(f) is resolved or otherwise concluded and (ii) as each undisputed unliquidated claim which remains unliquidated as of the Termination Date is liquidated, the Escrow Agent shall distribute to the Shareholders their respective pro rata portion of the Escrow Fund (as defined in Exhibit D) then determined by the Escrow Agent to be free of any rights of any Indemnitee and, when all such matters are resolved and such claims are liquidated, the obligations under Subsection 10.1(b) hereof shall terminate. The Indemnification Escrow shall be terminated when all of the Escrow Fund in the Indemnification Escrow shall have been disbursed by the Escrow Agent in accordance with the provisions hereof and the Escrow Agreement.

           (h) In taking any action whatsoever hereunder, the Representative shall be protected in relying upon any notice, paper or other document reasonably believed by him to be genuine, or upon any evidence reasonably deemed by him to be sufficient. The Representative may consult with counsel in connection with his duties hereunder and shall be fully protected in any act taken, suffered or permitted by him in good faith or in accordance with the advice of counsel. The Representative shall not be liable to the

Shareholders for the performance of any act or the failure to act so long as he acted or failed to act in good faith within what he reasonably believed to be the scope of his authority and for a purpose which he reasonably believed to be in the best interests of the Shareholders.

    10.2 Procedure. In the event that, at any time or from time to time after the Effective Time, a person indemnified under Section 10.1 or 10.3 (an "Indemnified Party") shall sustain a loss of any nature whatsoever against which such Indemnified Party is indemnified under this Agreement, such Indemnified Party shall notify the party hereto obligated to provide such indemnification (the "Indemnitor") of any such loss so sustained. If Indemnitor is Buyer, Indemnitor shall within thirty (30) days after transmittal of such notice pay to such Indemnified Party the amount of such loss so sustained, subject to the right to contest any claim. If Indemnitor is the Shareholders, payment shall be governed by the Escrow Agreement. The Indemnified Party shall promptly notify the Indemnitor of the existence of any claim, demand, or other matter involving liabilities to third parties to which the Indemnitor's indemnification obligations would apply and shall give the Indemnitor (acting through the Representative if Indemnitor is the Escrow Agent) a reasonable opportunity to defend the same or prosecute such action to conclusion or settlement satisfactory to the Indemnified Party at Indemnitor's own expense and with counsel of Indemnitor's selection (who shall be approved by Indemnified Party, which approval shall not be unreasonably withheld); provided that the Indemnified Party shall at all times also have the right to fully participate in the defense at its own expense. If the Indemnitor shall, within a reasonable time after said notice, fail to defend, the Indemnified Party shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account, and at the risk and expense of Indemnitor. Except as provided in the preceding sentence, the Indemnified Party shall not compromise or settle the claim or other matter without the prior written consent of the Indemnitor. If the claim is one that cannot by its nature be defended solely by the Indemnitor, the Indemnified Party shall make available all information and assistance that the Indemnitor may reasonably request; provided that any associated expenses shall be paid by the Indemnitor. If the Losses relate to a Loss or demand asserted by a third party, the Indemnified Party and Indemnitor shall jointly control the defense and settlement thereof and any settlement shall require the prior written consent of both parties, which consent shall not be unreasonably withheld.

    10.3 Buyer's Indemnification. Buyer agrees to indemnify and hold Shareholders harmless from and against any and all Losses which may accrue or be sustained by Shareholders arising out of or as a result of (a) the conduct of the business or ownership of Lawrence or the Surviving Corporation after the Effective Time, or (b) any of the warranties, representations or covenants of Buyer contained in this Agreement being incorrect, untrue or breached. The term "Losses" for purposes of this Section 10.3 shall not include any loss resulting from a diminution in the value of Buyer Common Stock received in the Merger. Buyer also agrees to indemnify and hold Lamonte H. Lawrence, LSI and LSRL harmless from and against any and all losses which may accrue or be sustained by Lamonte H. Lawrence, LSI and/or LSRL arising out of or as a result of the parties' inability to obtain the Releases of all of the Guarantees and a breach by Lawrence of the guaranteed obligation. Notwithstanding the foregoing, no amount will be paid pursuant to a written claim notice for indemnification pursuant to this Section 10.3 (with respect to either a liquidated or unliquidated claim) unless, and then only to the extent that, the aggregate amount of Losses sustained by Shareholders, Lamonte H. Lawrence, LSI, or LSRL as a group and as to which written claim notices have been given by any of Shareholders, Lamonte H. Lawrence, LSI and/or LSRL to Buyer exceeds Two Hundred Fifty Thousand Dollars ($250,000).

    10.4 Contest; Challenge. If Indemnitor contests or challenges any claim or action asserted against Indemnified Party referred to in this Article, it shall do so at its own cost and expense, holding Indemnified Party harmless from all costs, fees, expenses, debts, liabilities and charges in connection with such contest; shall diligently defend against any such claim; and shall hold Indemnified Party's business and assets free and harmless from any attachment, execution, judgment, lien or other legal process.

    10.5   Special Indemnity.

           (a) By voting to approve this Agreement or by surrendering his or its Certificate(s) evidencing Lawrence Shares at Closing, each Shareholder, other than Shareholders who have perfected dissenter rights under applicable law, severally and not jointly, agrees to defend and indemnify the Indemnitees against and hold each of them harmless from each Shareholder's Pro Rata Portion (defined below) of any and all Losses which any such Indemnitee may suffer or incur by reason of the inaccuracy or breach of any of the representations, warranties and covenants of Lawrence contained in Section 5.13 or Section 5.15 of this Agreement or any documents, certificates or agreements delivered pursuant hereto. The right of Indemnitees to indemnification under this Section
10.5 shall apply only to those claims for indemnification, notice of which is given pursuant to this Agreement to the Shareholders on or before the running of the applicable statute of limitations; provided that such limitations shall not apply to any claim resulting from fraud or intentional misrepresentation. As used herein, "Pro Rata Portion" shall mean with respect to each Shareholder his or its percentage ownership of Lawrence after the merger of Lawrence and LSLMS and immediately prior to the Effective Time.

           (b) Each Shareholder, other than Shareholders who have perfected dissenter rights under applicable law, acknowledges and agrees that its obligations under this Section 10.5 are recourse obligations enforceable against it personally. Each Shareholder waives any right to require Indemnitees to (i) proceed against any person or entity including any other Shareholder, (ii) proceed against or exhaust any collateral or security or any part thereof, or
(iii) pursue any other remedy in its power, and waives any defense arising by reason of any inability of any other obligor to pay or any defense based on bankruptcy or insolvency or other similar limitations on creditors' remedies with respect to any other person. Indemnitees agree to use their reasonable efforts to collect any Losses from any available insurer or third party indemnitors before collecting from the Shareholders or the Escrow Fund, and to use their reasonable efforts to collect from the Escrow Fund before collecting from the Shareholders; however, nothing in the foregoing clauses shall preclude any claiming party from filing a claim against either the Shareholders or the Escrow Fund from the outset. If any amounts are recovered from an insurer or third party after payment to an Indemnitee of all Losses suffered or incurred by it, such Indemnitee shall promptly pay over to the indemnifying party the excess amount so recovered. Any claims against the Escrow Fund shall be subject to the procedures set forth in Section 10.2.

           (c) Notwithstanding anything to the contrary in this Article X, including without limitation any provision of Section 10.2, the Representative shall have sole and complete power and authority (i) to settle any matter which is the subject of a claim for indemnification pursuant to this Section 10.5 which can be settled solely with the payment of money (ii) to conduct and settle any litigation which is the subject of a claim for indemnification pursuant to this Section 10.5 which can be settled solely with the payment of money, and
(iii) to control and direct, subject to Buyer's approval, which shall not be unreasonably withheld or delayed, any and all remediation or other clean-up or mitigation of any environmental condition which is the subject of a claim for indemnification pursuant to this Section 10.5.

    10.6 Waiver. Each Shareholder irrevocably, knowingly and voluntarily waives any claim which such Shareholder now has or may hereafter have against Indemnitees, the Escrow Fund, and any collateral or security whatsoever now or hereafter held by Indemnitees, arising out of or resulting from payment or demand for payment of Losses, whether such claim is characterized as a claim for contribution, indemnification, subrogation or otherwise; provided that the foregoing shall not limit the Shareholders' ability to challenge the propriety of any claim for Losses made by Indemnitee(s).

    10.7 Average Closing Price. To the extent that the Indemnitees make a claim against the Escrow Fund pursuant to the Escrow Agreement, and such claim is paid in shares of Buyer Common Stock, then for purposes of such payment, the shares of Buyer Common Stock shall be valued at the Average Closing Price.

    10.8 Reduction of Losses. The amount of any Losses for which indemnification is provided under this Article X shall be reduced to take account of any net tax benefit realized arising from the incurrence or payment of any such Losses or from the receipt of any such indemnification payment and shall be reduced by the insurance proceeds received and any other amount, if any, recovered from third parties by an Indemnitee (or any of their affiliated entities) with respect to any Losses. The Indemnified Party shall be obligated to use commercially reasonable efforts to prosecute diligently and in good faith claims under any applicable insurance policies (including, without limitation, any applicable insurance policies maintained by either of the Companies or the Surviving Corporation) and against other third parties who may be responsible for Losses prior to collecting indemnification for such Losses under this Article X. If any Indemnitee (or any of their affiliated entities) shall have received any payment pursuant to this Article X with respect to any Loss and shall subsequently have received insurance proceeds or other amounts with respect to such Loss, then such Indemnitee (or its affiliated entities) shall promptly pay over to the Representative (for distribution pro rata to the Shareholders) the amount so recovered but not in excess of the amount previously so paid by the Shareholders.

    10.9 Remedies. The sole and exclusive remedy of any party to this Agreement for any claim arising under this Agreement against any other party hereto shall be the indemnification provided in this Article X, and each party agrees that it will not pursue any other remedy, except that either party may seek specific performance or injunctive relief.


                                      ARTICLE XI
                                  GENERAL PROVISIONS


    11.1 Brokers. Lawrence represents and warrants to Buyer and Buyer Sub that, except for Lawrence's financial advisor, Alex. Brown & Sons Incorporated, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Lawrence. Buyer represents and warrants to Lawrence that no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

    11.2 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           (a)     If to Lawrence, to:

                   Lawrence Semiconductor Laboratories, Inc.
                   2300 West Huntington Drive
                   Tempe, Arizona 85282
                   Attention:     Lamonte H. Lawrence, President
                   Facsimile Number:  (602) 464-7421

           with a copy to:

                   Polese, Pietzsch, Williams & Nolan, P.A.
                   2702 North Third Street, Suite 3000
                   Phoenix, Arizona 85004-4607
                   Attention:     Michael E. Pietzsch, Esq.
                                  Michael J. Tucker, Esq.
                   Facsimile Number:  (602) 279-5107

           (b)     If to Buyer, or Buyer Sub or Holdings, to:

                   Advanced Technology Materials, Inc.
                   7 Commerce Drive
                   Danbury, CT 06810
                   Attention:     Daniel P. Sharkey, VP
                   Facsimile Number: (203) 792-8040

           with a copy to:

                   Shipman & Goodwin LLP
                   One American Row
                   Hartford, CT 06103
                   Attention:     Frank J. Marco, Esq.
                   Facsimile Number: (860) 251-5900

           and

           (c)     If to the Representative, to:

                   Lamonte H. Lawrence
                   100 Sir Francis Drake Blvd.
                   Ross, California  94957
                   Facsimile Number: (415) 456-0949


           with a copy to:

                   Polese, Pietzsch, Williams & Nolan, P.A.
                   2702 North Third Street, Suite 3000
                   Phoenix, Arizona 85004-4607
                   Attention:     Michael E. Pietzsch, Esq.
                   Facsimile Number: (602) 279-5107

All such notices shall be deemed received on the date of delivery (if delivered personally or by facsimile) or on the date shown on the return receipt (if delivered by mail).

    11.3 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    11.4 Entire Agreement; Assignment. This Agreement (including the Schedules, Exhibits and other documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof, and shall not be assigned by operation of law or otherwise.

    11.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the provisions thereof relating to conflicts of law.

    11.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

    11.7 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

    11.8 Investigation. The respective representations and warranties of Buyer or Lawrence contained herein or in the certificates or other documents delivered prior to the Effective Time shall not be deemed waived or otherwise affected by any investigation made by the other.

    11.9 Consents. For purposes of any provision of this Agreement requiring, permitting or providing for the consent of any party, the written consent of the Chief Executive Officer of such party shall be sufficient to constitute such consent.

    11.10 Jurisdiction. Each party hereby irrevocably: (1) agrees that any suit, action, or other legal proceeding arising out of this Agreement or out of any of the transactions contemplated hereby or thereby, may be brought in any New York court or United States federal court located in the County of New York;
(2) consents to the jurisdiction of each such court in any such suit, action, or legal proceeding; (3) waives any objection which such party may have to the laying of venue of any such suit, action, or legal proceeding in any of such courts; and (4) agrees that New York is the most convenient forum for litigation of any such suit, action, or legal proceeding.

    IN WITNESS WHEREOF, each of Buyer, Buyer Sub and Lawrence has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.


                             ADVANCED TECHNOLOGY MATERIALS, INC.,
                             a Delaware corporation

                             By:  /s/ DANIEL P. SHARKEY
                                  ---------------------------------------------
                             Name:  Daniel P. Sharkey
                                    -------------------------------------------
                             Title: Vice President, Chief Financial Officer
                                    -------------------------------------------


                             WELK ACQUISITION CORPORATION, a Delaware corporation

                             By:  /s/ DANIEL P. SHARKEY
                                  ---------------------------------------------
                             Name:  Daniel P. Sharkey
                                    -------------------------------------------
                             Title: President
                                    -------------------------------------------

                             ATMI HOLDINGS, INC., a Delaware corporation

                             By:  /s/ DANIEL P. SHARKEY
                                  ---------------------------------------------
                             Name:  Daniel P. Sharkey
                                    -------------------------------------------
                             Title: Treasurer
                                    -------------------------------------------


                             LAWRENCE SEMICONDUCTOR LABORATORIES, INC., an Arizona corporation

                             By:  /s/ LAMONTE H. LAWRENCE
                                  ---------------------------------------------
                             Name:  Lamonte H. Lawrence
                                    -------------------------------------------
                             Title: Chief Executive Officer
                                    -------------------------------------------


                             LAWRENCE SEMICONDUCTOR LABORATORIES MARKETING AND SALES, INC., an Arizona corporation

                             By:  /s/ Lamonte H. Lawrence
                                  ---------------------------------------------
                             Name:  Lamonte H. Lawrence
                                    -------------------------------------------
                             Title: Chief Executive Officer
                                    -------------------------------------------

                                       EXHIBITS



3.6(a)(xiii)-A   Affiliate Agreement                     Section 3.6(a)(xiii)-A
3.6(a)(xiii)-B   Employment Agreement                    Section 3.6(a)(xiii)-B
3.6(a)(x)        Release                                 Section 3.6(a)(x)
3.6(e)           Registration Rights Agreement           Section 3.6(e)
A-1              Designated Employees                    Section 6.2
A-2              Staying Bonus and Severance Agreement   Section 6.2
B                Noncompete Agreement --
                      Lamonte H. Lawrence                Section 7.8
C                Consulting Agreement --
                      Lamonte H. Lawrence                Section 7.9
8.3(d)           Proprietary Information and
                      Inventions Agreement               Section 8.3(d)
D                Escrow Agreement                        Subsection 10.1(c)

                                      SCHEDULES

Schedule    Contents
Number      Number
--------    --------

4.1(c)      Persons whose knowledge constitute the "Knowledge" of Lawrence
4.2(c)      Filings, permits, authorizations, consents and approvals required for Buyer and/or Buyer Sub to consummate transaction
4.2(h)      Material liabilities of Buyer
5.1         Trade names and assumed names
5.2         Authorized capital stock, number and class of issued and
            outstanding stock, identity of owners of capital stock, and identity of anyone with a right to acquire any capital stock; pro forma following merger
5.4         Filings, permits, authorizations, consents and approvals required for Lawrence to consummate transaction
5.5         Material errors in Lawrence financial statements
5.6         Material adverse changes and other specified information
            occurring since date of unaudited financial statement
5.7         Litigation; expected litigation
5.8(a)      Contracts and other instruments
5.8(b)      Consulting agreements and other contracts with certain provisions
5.9(a)      Employee benefits programs
5.10(a)     Known non-compliance of products with laws, statutes, etc.
5.10(b)     Notices received from regulatory agencies regarding possible violations, or facts that might lead to such
5.10(c)     Facts that might lead to recall of products, termination of marketing of products, etc.
5.10(d)     Recalls of products
5.11(a)     Patents, applications for patents, registration of trademarks, other intellectual property
5.11(c)     Nondisclosure agreements to which Lawrence is a party or bound
5.11(d)     Royalties, fees or other payments owed by reason of any
            intellectual property
5.11(e)     Notices of infringement
5.12(b)     Property agreements (leases, etc.)
5.13(b)     Environmental notices received, existence of USTs, asbestos, etc.
5.13(c)     Environmental incidents
5.14        Notices of violations of city codes, condemnation actions, etc.
5.15(a)     Tax information
5.15(b)     Subsidiaries
5.16        Product liability insurance claims
5.17        Other material liabilities
5.20        Mortgages, liens, etc.
5.21        Debts
5.22        Accounts Receivable
5.25        Employee Names
5.26        Related Parties; Transactions
5.27        Hart-Scott-Rodino
5.28        Customers
5.30        Insurance; Unemployment insurance ratings
7.6         Guarantees
8.3(d)      Proprietary Information and Inventions Agreements

                                  FIRST AMENDMENT TO
                             AGREEMENT AND PLAN OF MERGER

    This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER is dated as of June 6, 1997, by and among ADVANCED TECHNOLOGY MATERIALS, INC., a Delaware corporation ("Buyer"), WELK ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Buyer ("Buyer Sub"), ATMI HOLDINGS, INC., a Delaware corporation and wholly- owned subsidiary of Buyer ("Holdings") LAWRENCE SEMICONDUCTOR LABORATORIES, INC., an Arizona corporation ("LSL"), and LAWRENCE SEMICONDUCTOR LABORATORIES MARKETING AND SALES, INC., an Arizona corporation ("LSLMS"; LSL and LSLMS are referred to collectively as "Lawrence"); and all of the parties are referred to collectively as the "Companies." Buyer Sub and Lawrence are referred to collectively as the "Constituent Corporations" and individually as a "Constituent Corporation."

    The Companies are parties to that certain Agreement and Plan of Merger dated May 17, 1997 (the "Merger Agreement"), and wish to amend the Merger Agreement in order to permit the following: (i) the possible transfer by Buyer of the issued and outstanding shares of capital stock of Buyer Sub to Holdings,
(ii) the transfer by Lamonte H. Lawrence of the issued and outstanding shares of capital stock of LSLMS to LSL, and (iii) the adoption by Holdings or Buyer, as appropriate, of a stock option plan for 900,000 shares of common stock. The Companies also wish to amend the Merger Agreement in order to eliminate any offset of the intercompany indebtedness against the purchase price.

    In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

    1. Capitalized terms not otherwise defined herein shall have the meanings provided in the Merger Agreement.

    2. Section 1.1 is hereby amended to insert the following at the end of the final sentence: "unless Buyer elects in its discretion to contribute prior to the Effective Time all of the issued and outstanding shares of capital stock of Buyer Sub to Holdings, in which case the Surviving Corporation shall be a wholly-owned subsidiary of Holdings."

    3. Section 3.1(b) is hereby amended and restated to read in its entirety as follows: "Each share of common stock of LSL ("Lawrence Share") held in the treasury of LSL, if any, or by any subsidiary of Lawrence and each such Lawrence Share held by Buyer or any subsidiary of Buyer immediately prior to the Effective Time shall be canceled and retired and cease to exist, and no consideration shall be given in exchange therefor."

    4. Section 3.4 is hereby amended to delete the following from the first paragraph: "minus any amounts owed to LSL by any related parties as set forth in
Schedule 5.26."

    5. Section 3.6(a)(xiv) is hereby amended and restated to read in its entirety as follows: "Written evidence satisfactory to Buyer that Lamonte H. Lawrence, the sole stockholder of LSLMS, has contributed immediately prior to the Effective Time all of the issued and outstanding shares of capital stock of LSLMS to LSL, with LSLMS becoming a wholly-owned subsidiary of LSL and that all consents and approvals necessary or appropriate for such contribution have been obtained."

    6.   Section 3.6(a)(xvii) is hereby amended to delete the final sentence.

    7. Section 4.2(k) is hereby amended to insert the following as a new final sentence: "Notwithstanding the foregoing, Buyer may elect in its discretion to contribute prior to the Effective Time all of the issued and outstanding shares of capital stock of Buyer Sub to Holdings, in which case the Surviving Corporation shall become a wholly-owned subsidiary of Holdings."

    8.   Section 5.2 is hereby amended to delete the second sentence.

    9.   Section 6.1(f) is hereby amended to insert the following as subsection
(iv): "(iv) Lamonte H. Lawrence, the sole stockholder of LSLMS, may contribute all of the issued and outstanding shares of capital stock of LSLMS to LSL, with LSLMS becoming a wholly-owned subsidiary of LSL."

    10. Section 7.15(f) is hereby amended to insert the following as subsections (iii) and (iv): "(iii) "Buyer may in its discretion contribute prior to the Effective Time all of the issued and outstanding shares of capital stock of Buyer Sub to Holdings, in which case the Surviving Corporation shall be a wholly-owned subsidiary of Holdings; and (iv) (A) Buyer may approve a new stock option plan for up to 900,000 shares of Buyer Common Stock, if the closing of the transactions contemplated by the ADCS Merger Agreement shall not have occurred on or before the Effective Time, or (B) Holdings may increase the authorized number of shares of Holdings Common Stock available in its existing stock option plan from 750,000 to 900,000, if the closing of the transactions contemplated by the ADCS Merger Agreement shall have occurred on or before the Effective Time."

    11. The final sentence of Section 10.5(a) is hereby amended and restated to read in its entirety as follows: "As used herein, "Pro Rata Portion" shall mean with respect to each Shareholder his or its percentage ownership of LSL immediately prior to the Effective Time."

    12. Except as modified herein, the Agreement as originally executed and previously amended is hereby ratified and affirmed and acknowledged to be the legal, valid and binding obligations of each of the parties hereto.

    13. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the provisions thereof relating to conflicts of law.

    14. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

    IN WITNESS WHEREOF, each of Buyer, Buyer Sub, Holdings and Lawrence has caused this Amendment to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.



                                  ADVANCED TECHNOLOGY MATERIALS, INC., a
                                  Delaware corporation

                                  By:    /S/ DANIEL P. SHARKEY
                                        ----------------------------------------
                                  Name:  Daniel P. Sharkey
                                        ----------------------------------------
                                  Title: Vice President, Chief Financial Officer
                                         ---------------------------------------


                                  WELK ACQUISITION CORPORATION, a Delaware corporation

                                  By:    /S/ DANIEL P. SHARKEY
                                        ----------------------------------------
                                  Name:  Daniel P. Sharkey
                                        ----------------------------------------
                                  Title: President
                                        ----------------------------------------


                                  ATMI HOLDINGS, INC., a Delaware corporation

                                  By:    /S/ DANIEL P. SHARKEY
                                        ----------------------------------------
                                  Name:  Daniel P. Sharkey
                                        ----------------------------------------
                                  Title: Treasurer
                                        ----------------------------------------


                                  LAWRENCE SEMICONDUCTOR LABORATORIES, INC., an Arizona corporation

                                  By:    /S/ LAMONTE H. LAWRENCE
                                        ----------------------------------------
                                  Name:  Lamonte H. Lawrence
                                        ----------------------------------------
                                  Title: Chief Executive Officer
                                        ----------------------------------------


                                  LAWRENCE SEMICONDUCTOR LABORATORIES MARKETING AND SALES, INC., an Arizona corporation

                                  By:    /S/ LAMONTE H. LAWRENCE
                                        ----------------------------------------
                                  Name:  Lamonte H. Lawrence
                                        ----------------------------------------
                                  Title: Chief Executive Officer
                                        ----------------------------------------

                                 SECOND AMENDMENT TO
                             AGREEMENT AND PLAN OF MERGER

    This SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER is dated as of July 30, 1997, by and among ADVANCED TECHNOLOGY MATERIALS, INC., a Delaware corporation ("Buyer"), WELK ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Buyer ("Buyer Sub"), ATMI HOLDINGS, INC., a Delaware corporation and wholly-owned subsidiary of Buyer ("Holdings") LAWRENCE SEMICONDUCTOR LABORATORIES, INC., an Arizona corporation ("LSL"), and LAWRENCE SEMICONDUCTOR LABORATORIES MARKETING AND SALES, INC., an Arizona corporation ("LSLMS"; LSL and LSLMS are referred to collectively as "Lawrence"); and all of the parties are referred to collectively as the "Companies." Buyer Sub and Lawrence are referred to collectively as the "Constituent Corporations" and individually as a "Constituent Corporation."

    The Companies are parties to that certain Agreement and Plan of Merger dated May 17, 1997, as amended by First Amendment to Agreement and Plan of Merger dated June 6, 1997 (as amended, the "Merger Agreement"), and wish to amend further the Merger Agreement in order to limit the time period in which certain claims for indemnification may be made.

    In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

    1. Capitalized terms not otherwise defined herein shall have the meanings provided in the Merger Agreement.

    2. Section 10.1(f) is hereby amended to insert the following as a new final sentence: "Notwithstanding the foregoing or anything in this Agreement to the contrary, no claim seeking indemnification from the Shareholders or the Indemnification Escrow may be brought after the date of issuance of the first independent audit report with respect to the financial statements of Buyer (or Holdings, if the closing of the transactions contemplated by the ADCS Merger Agreement shall occur on or before the Effective Time) after the Effective Time if such claim is of a type expected to be encountered in the course of an audit performed in accordance with generally accepted auditing standards."

    3. Section 10.3 is hereby amended to insert the following as a new final sentence: "Notwithstanding the foregoing or anything in this Agreement to the contrary, no claim seeking indemnification from Buyer may be brought after the date of issuance of the first independent audit report with respect to the financial statements of Buyer (or Holdings, if the closing of the transactions contemplated by the ADCS Merger Agreement shall occur on or before the Effective
Time) after the Effective Time if such claim is of a type expected to be encountered in the course of an audit performed in accordance with generally accepted auditing standards."

    4. Section 5(d) of the form of Escrow Agreement attached to the Merger Agreement as Exhibit D is hereby amended to insert the following as a new final sentence: "Notwithstanding the foregoing or anything in this Agreement to the contrary, no claim seeking indemnification from the Shareholders or the Indemnification Escrow may be brought after the date of issuance of the first independent audit report with respect to the financial statements of Buyer (or Holdings, if the closing of the transactions contemplated by the ADCS Merger Agreement shall occur on or before the Effective Time) after the Effective Time if such claim is of a type expected to be encountered in the course of an audit performed in accordance with generally accepted auditing standards."

    5. Except as modified herein, the Agreement as originally executed and previously amended is hereby ratified and affirmed and acknowledged to be the legal, valid and binding obligations of each of the parties hereto.

    6. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the provisions thereof relating to conflicts of law.

    7. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

    IN WITNESS WHEREOF, each of Buyer, Buyer Sub, Holdings and Lawrence has caused this Amendment to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.



                                  ADVANCED TECHNOLOGY MATERIALS, INC., a
                                  Delaware corporation

                                  By:    /S/ DANIEL P. SHARKEY
                                       --------------------------------------
                                  Name:  Daniel P. Sharkey
                                        --------------------------------------
                                  Title: Vice President, Chief Financial Officer
                                        ---------------------------------------



                                  WELK ACQUISITION CORPORATION, a Delaware corporation

                                  By:    /S/ DANIEL P. SHARKEY
                                       --------------------------------------
                                  Name:  Daniel P. Sharkey
                                       --------------------------------------
                                  Title: President
                                       --------------------------------------




                                  ATMI HOLDINGS, INC., a Delaware corporation

                                  By:    /S/ DANIEL P. SHARKEY
                                       --------------------------------------
                                  Name:  Daniel P. Sharkey
                                       --------------------------------------
                                  Title: Treasurer
                                       --------------------------------------


                                  LAWRENCE SEMICONDUCTOR LABORATORIES, INC., an Arizona corporation

                                  By:   /S/ LAMONTE H. LAWRENCE
                                       --------------------------------------
                                  Name: Lamonte H. Lawrence
                                       --------------------------------------
                                  Title: Chief Executive Officer
                                       --------------------------------------


                                  LAWRENCE SEMICONDUCTOR LABORATORIES MARKETING AND SALES, INC., an Arizona corporation

                                  By:   /S/ LAMONTE H. LAWRENCE
                                       --------------------------------------
                                  Name: Lamonte H. Lawrence
                                       --------------------------------------
                                  Title: Chief Executive Officer
                                       --------------------------------------

                                  THIRD AMENDMENT TO
                             AGREEMENT AND PLAN OF MERGER

         This THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER is dated as of August 19, 1997, by and among ADVANCED TECHNOLOGY MATERIALS, INC., a Delaware corporation ("Buyer"), WELK ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Buyer ("Buyer Sub"), ATMI HOLDINGS, INC., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Buyer Sub"), ATMI HOLDINGS, INC., a Delaware corporation and wholly-owned subsidiary of Buyer ("Holdings"), LAWRENCE SEMICONDUCTOR LABORABORIES, INC., an Arizona corporation ("LSL"), and LAWRENCE SEMICONDUCTOR LABORATORIES MARKETING AND SALES, INC., an Arizona corporation ("LSMS"; LSL and LSLMS are referred to collectively as "Lawrence"); and all of the parties are referred to as the "Companies."

         The Companies are parties to that certain Agreement and Plan of Merger dated May 17, 1997, as amended by First and Second Amendments to Agreement and Plan of Merger dated June 6, 1997 and as of July 30, 1997, respectively (as amended, the "Merger Agreement"), and wish to amend further the Merger Agreement as set forth herein.

         In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

         1. Section 9.1(b) of the Merger Agreement is hereby amended to read in its entirety as so amended as follows:

"By Buyer or Lawrence if the Merger shall not have been consummated by September 30, 1997, unless the failure of the Effective Time to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein. "

         2. Capitalized terms not otherwise defined herein shall have the meanings provided in the Merger Agreement.

         3. Except as modified herein, the Agreement as originally executed and previously amended is hereby ratified and affirmed and acknowledged to be the legal, valid and binding obligations of each of the parties.

         4. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the provisions thereof relating to conflicts of law.

         5. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of Buyer, Buyer Sub, Holdings and Lawrence has caused this Amendment to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                  ADVANCED TECHNOLOGY
                                  MATERIALS, INC., a Delaware
                                  Corporation

                                  By:    /S/ DANIEL P. SHARKEY
                                       --------------------------------------
                                  Name:  Daniel P. Sharkey
                                  Title: Vice President -
                                         Chief Financial Officer

                                  WELK ACQUSITION
                                  CORPORATION, a Delaware
                                  Corporation

                                  By:    /S/ DANIEL P. SHARKEY
                                       --------------------------------------
                                  Name:  Daniel P. Sharkey
                                  Title: President

                                  ATMI HOLDINGS, INC., a Delaware Corporation

                                  By:    /S/ DANIEL P. SHARKEY
                                       --------------------------------------
                                  Name:  Daniel P. Sharkey
                                  Title: Treasurer

                                  LAWRENCE SEMICONDUCTOR
                                  LABORATORIES, an Arizona
                                  Corporation


                                  By:    /S/ LAMONTE H. LAWRENCE
                                       --------------------------------------
                                  Name:  Lamonte H. Lawrence
                                  Title: Chief Executive Officer


                                  LAWRENCE SEMICONDUCTOR
                                  LABORATORIES MARKETING AND SALES, INC., an
                                  Arizona corporation


                                  By:    /S/ LAMONTE H. LAWRENCE
                                       --------------------------------------
                                  Name:  Lamonte H. Lawrence
                                  Title: Chief Executive Officer